UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Century Communities, Inc.

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2020 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT

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8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

FROM OUR CHAIRMAN OF THE BOARD

Dear Fellow Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Century Communities, Inc., a Delaware corporation, to be held at the Hyatt Regency Denver Tech Center located at 7800 East Tufts Avenue, Denver, Colorado 80237, at 1:00 p.m. local time, on Wednesday, May 6, 2020.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (1) to elect five directors to serve for the ensuing year as members of the Board of Directors of Century; (2) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (3) to approve, on an advisory basis, our executive compensation; and (4) to transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof. The accompanying Notice of 2020 Annual Meeting of Stockholders and proxy statement describe these matters in more detail. We urge you to read this information carefully.

The Board of Directors recommends a vote: FOR each of the five nominees for director named in the proxy statement and FOR the approval of the other proposals being submitted to a vote of stockholders.

Whether or not you attend the Annual Meeting in person, and regardless of the number of shares of Century common stock that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares of Century common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. Voting over the Internet, by telephone, or by written proxy will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors and management of Century, we thank you for your participation and continued support.

Sincerely,

Dale Francescon Chairman of the Board and Co-Chief Executive Officer
March 24, 2020

You can help us make a difference by eliminating paper proxy materials. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive stockholder materials electronically will remain in effect until canceled.

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

The 2020 Annual Meeting of Stockholders of Century Communities, Inc., a Delaware corporation, will be held on Wednesday, May 6, 2020, at 1:00 p.m. local time at the Hyatt Regency Denver Tech Center* located at 7800 East Tufts Avenue, Denver, Colorado 80237, for the following purposes:

1.	To elect five directors to serve as members of the Board of Directors of Century until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the proxy statement for election to the Board of Directors are: Dale Francescon, Robert J. Francescon, John P. Box, Keith R. Guericke, and James M. Lippman;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020;

3.	To approve, on an advisory basis, our executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof.

The proxy statement accompanying this Notice describes each of these items of business in detail. Only holders of record of our common stock at the close of business on March 13, 2020 are entitled to notice of, to attend, and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof. A list of such stockholders will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of no less than 10 days prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, you are urged to vote your shares of Century common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. If your shares of Century common stock are held by a bank, broker, or other agent, please follow the instructions from your bank, broker, or other agent to have your shares voted.

BY ORDER OF THE BOARD OF DIRECTORS

David L. Messenger Chief Financial Officer and Secretary

Greenwood Village, Colorado

March 24, 2020

*	As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://www.centurycommunities.com/proxy.

TABLE OF CONTENTS

References in this proxy statement to:

●	“Century,” “we,” “us,” “our,” or the “Company” refer to Century Communities, Inc.;
●	“Board” refer to the Board of Directors of Century;
●	“Annual Meeting” refer to our 2020 Annual Meeting of Stockholders; and
●	“2019 Annual Report” or “2019 Annual Report to Stockholders” refer to our Annual Report on Form 10-K for the year ended December 31, 2019, being made available together with this proxy statement.

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

We intend to make this proxy statement and our 2019 Annual Report available on the Internet and to commence mailing of the notice to all stockholders entitled to vote at the Annual Meeting beginning on or about March 24, 2020. We will mail paper copies of these materials, together with a proxy card, within three business days of a request properly made by a stockholder entitled to vote at the 2020 Annual Meeting of Stockholders.

PROXY STATEMENT SUMMARY

This executive summary provides an overview of the information included in this proxy statement.  We recommend that you review the entire proxy statement and our 2019 Annual Report to Stockholders before voting.

2020 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME

Wednesday, May 6, 2020

1:00 p.m. (Mountain Time)

LOCATION*

Hyatt Regency

Denver Tech Center

7800 East Tufts Avenue

Denver, CO 80237

RECORD DATE

Holders of record of our common stock at the close of business on March 13, 2020, are entitled to notice of, to attend, and to vote at the 2020 Annual Meeting of Stockholders or any continuation, postponement, or adjournment thereof.

PROPOSALS

Proposal	Board’s Vote Recommendation	Page
Proposal No. 1: Election of directors	FOR	29
Proposal No. 2: Ratification of appointment of independent registered public accounting firm	FOR	32
Proposal No. 3: Advisory vote on executive compensation	FOR	34

*	As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://www.centurycommunities.com/proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on Wednesday, May 6, 2020

This proxy statement and our 2019 Annual Report of Stockholders are available on the Internet, free of charge, at www.proxyvote.com. On this website, you will be able to access this proxy statement, our 2019 Annual Report, and any amendments or supplements to these materials that are required to be furnished to stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Century Communities, Inc. – 2020 Proxy Statement	1

2019 BUSINESS HIGHLIGHTS

2019 proved to be another milestone year for Century in which we closed a record 8,000 homes, grew home sales revenues to a record $2.5 billion and generated $113 million of net income, achieving our 17th consecutive year of profitability. We also continued to execute on our strategy of dynamic growth by broadening our national footprint to 17 states, adding deliveries in Iowa, Indiana, Michigan and Ohio, not only expanding our scale and scope but strengthening our competitive position across high-potential markets, including the attractive, lower-priced home category previously marketed under Wade Jurney Homes but recently branded as Century Complete. Additionally, we improved our selling, general and administrative (SG&A) leverage demonstrating our success in maintaining tight financial discipline and driving operational efficiencies within the business. Highlights of our financial, operational and strategic achievements for 2019, which drove our 2019 executive pay decisions, are below.

FINANCIAL

$2.5 billion	Revenue Achieved $2.5 billion in home sales revenues, an 18% é year-over-year
$113.0 million	Net Income Achieved net income of $113.0 million, or $3.62 per share, a 17% é year-over-year
$1.06 billion	Total Stockholders’ Equity Increased by $202.3 million to $1.06 billion, or 24% é year-over-year
12.2%	SG&A Leverage Improved SG&A leverage 30 basis points to 12.2% from 12.5% the prior year
$571.3 million	Credit Facility Availability Strengthened balance sheet and created flexibility with increased availability of $571.3 million

OPERATIONAL

8,000	Home Deliveries Achieved 8,000 home deliveries, a 31% é year-over-year
7,861	Net New Home Contracts Achieved 7,861 net new home contracts, a 39% é year-over-year

STRATEGIC

✓	Continued to Focus on Entry Level Price Points Continued to emphasize entry level price points, with the average sales price of homes delivered and in backlog of $310,200 and $308,100, respectively
✓	Continued to Expand our Geographic Footprint Expanded our presence to 17 states, including Iowa, Indiana, Michigan and Ohio
✓	Accelerated Financial Services Business Achieved revenue of $43.3 million and pre-tax income of $10.7 million, a 37% é , and 22% é, respectively, year-over-year

Century Communities, Inc. – 2020 Proxy Statement	2

CORPORATE GOVERNANCE

HIGHLIGHTS

✓	Annual election of all directors	✓	Robust Board and committee evaluations
✓	Majority of independent directors	✓	No poison pill
✓	Independent presiding director	✓	Annual say-on-pay vote
✓	Officer and director stock ownership requirements	✓	Require a double trigger for cash severance and accelerated vesting of equity upon a change in control
✓	Hedging, pledging, and stock option repricing prohibitions	✓	Robust clawback policy covering cash and equity incentive compensation paid to current and former executives

STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive stockholder engagement program. The Board of Directors values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for Board discussions throughout the year.

During 2019, our executives held more than 200 meetings with stockholders, including 9 of our top 10 stockholders that are actively managed funds.

BOARD ENGAGEMENT

The Board of Directors maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may contact the Board of Directors as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Century Communities, Inc. 8390 E. Crescent Pkwy. Suite 650 Greenwood Village, CO 80111	Investor Relations 303-268-8398	investorrelations@ centurycommunities.com	Annual Meeting of Stockholders Wednesday, May 6, 2020 Hyatt Regency Denver Tech Center

Century Communities, Inc. – 2020 Proxy Statement	3

BOARD DIVERSITY

The Board of Directors understands the importance of adding diverse, experienced talent to the Board in order to establish an array of experience and strategic views. The Nominating and Corporate Governance Committee is committed to refreshment efforts to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge. Additionally, though the Board currently has no female directors, the Board and Nominating and Corporate Governance Committee have formally committed to add at least one female director to the Board before or at Century’s 2021 Annual Meeting of Stockholders.

BOARD NOMINEES

Below are the directors nominated for election by stockholders at the Annual Meeting for a one-year term. The Board recommends a vote “FOR” each of these nominees.

All director nominees listed below served during the fiscal year ended December 31, 2019, and attended at least 90% of the sum of all Board meetings and committee meetings, as applicable, with all but one director attending 100% of such meetings.

Director	Age	Serving Since	Independent	Committees	Other Public Boards
Dale Francescon(1)	67	2013	No(2)	N/A	0
Robert J. Francescon	62	2013	No(2)	N/A	0
John P. Box	73	2014	Yes	Audit, Compensation, Nominating and Corporate Governance	0
Keith R. Guericke(1)	71	2013	Yes	Audit, Compensation, Nominating and Corporate Governance	1
James M. Lippman	62	2013	Yes	Audit, Compensation, Nominating and Corporate Governance	0

(1)	Dale Francescon serves as Chairman of the Board of Directors. Because the Board endorses the concept of an independent, non-employee director being in a position of leadership, Keith R. Guericke serves as the presiding independent director.

(2)	Dale Francescon and Robert J. Francescon are not independent because they also serve as Century’s Co-Chief Executive Officers.

Century Communities, Inc. – 2020 Proxy Statement	4

BOARD AND COMMITTEE COMPOSITION

The Board of Directors has an Audit Committee, Compensation Committee, and a Nominating and Corporate Governance Committee. Below are our directors, their committee memberships, and their 2019 attendance rates for Board and committee meetings.

Director	Board	Audit	Compensation	Nominating and Corporate Governance	Attendance Rate
Dale Francescon	●				100%
Robert J. Francescon	●				100%
John P. Box	●	●	●	● Chair	100%
Keith R. Guericke	●	● Chair	●	●	100%
James M. Lippman	●	●	● Chair	●	92%

KEY QUALIFICATIONS

The following are some of the key qualifications, skills, and experiences of our Board.

Director	CEO/Senior Officer Experience	Financial/Finance Experience	Industry Experience	Sales/Marketing Experience	Corporate Governance
Dale Francescon	●	●	●	●	●

Robert J. Francescon	●	●	●	●	●

John P. Box	●		●	●	●

Keith R. Guericke	●	●	●	●	●

James M. Lippman	●	●	●	●	●

The lack of a mark for a particular item does not mean that the director does not possess that qualification, characteristic, skill, or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, characteristic, skill, or experience that the director brings to the Board.

Century Communities, Inc. – 2020 Proxy Statement	5

EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation program is generally designed to attract, retain, motivate, and reward highly qualified and talented executive officers that will enable us to drive long-term stockholder value.

The core principles of our executive compensation program include:

✓	Aligning the interests of our executives with those of our stockholders and linking pay to performance by providing compensation opportunities that are tied directly to the achievement of financial performance goals and long-term stock price performance;
✓	Targeting fixed compensation at the market median; and
✓	Targeting performance-based award levels at the market median and setting maximum award levels, if earned, at or above the market 75th percentile, thereby emphasizing performance-based compensation elements, with superior performance resulting in above-market pay and underwhelming performance resulting in below-market pay.

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do		What We Don’t Do
✓	Structure our executive officer compensation so that a significant portion of pay is at risk	No guaranteed salary increases or bonuses

✓	Emphasize long-term performance in our equity-based incentive awards	No excessive perquisites

✓	Use a mix of performance measures and caps on payouts	No repricing of stock options unless approved by stockholders

✓	Require minimum vesting periods on equity awards	No discretionary bonuses

✓	Require a double-trigger for equity acceleration upon a change of control	No tax gross-ups

✓	Maintain a competitive compensation package	No excise tax gross-ups

✓	Have robust stock ownership guidelines and stock retention requirements for executive officers	No current payment of dividends on unvested awards

✓	Maintain a robust clawback policy covering cash and equity incentive compensation paid to current and former executives	No short sales or derivative transactions in Century stock, including hedges

✓	Hold an annual say-on-pay vote	No pledging of Century securities

Century Communities, Inc. – 2020 Proxy Statement	6

HOW WE PAY

Our executive compensation program consists of the following principal elements:

✓	Base salary

✓	Short-term cash incentive compensation, based on performance

✓	Long-term equity incentive compensation, in the form of performance share and restricted stock unit awards

2019 EXECUTIVE COMPENSATION ACTIONS

2019 compensation actions and incentive plan outcomes based on performance are summarized below:

Pay Element	2019 Actions
Base Salary	● Our Co-CEOs received no base salary increases. ● Our CFO received no base salary increase.
Short-Term Incentive

● The threshold, target and maximum short-term incentive award opportunities remained the same as in 2018 for our Co-CEOs and CFO.

● Performance metrics were revenue (40%), EBITDA, as adjusted (40%), and closings (20%), in each case adjusted to exclude acquisitions, for our Co-CEOs, and revenue (30%), EBITDA, as adjusted (30%), closings (15%), in each case adjusted to exclude acquisitions, and individual goals (25%) for our CFO.

● Payouts were at the maximum payout level, based on fiscal 2019 performance.

Long-Term Incentives

● The threshold, target, above target and maximum long-term incentive award opportunities remained the same as in 2018 for our Co-CEOs and CFO.

● Our LTI program consisted of 60% performance share unit (PSU) awards and 40% time-vested restricted stock unit (RSU) awards.

● The PSU awards vest and are paid out in shares of our common stock upon the achievement of a threshold three-year cumulative adjusted pre-tax income goal and will be subject to a one-year mandatory holding period.

● The RSU awards vest in three equal annual installments.

Other Compensation Related Actions	● Over 94% of votes cast at our 2019 Annual Meeting of Stockholders were in favor of our annual say-on-pay vote.

Century Communities, Inc. – 2020 Proxy Statement	7

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although stockholder ratification is not required, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020 is being submitted for ratification at the Annual Meeting because the Board believes doing so is a good corporate governance practice. The Board recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES

The Board and management are committed to building environmental sustainability, social responsibility and effective corporate governance into all aspects of our business. Our approach to corporate sustainability is based on the U.N. Sustainable Development Goals and our commitment to achieving a more sustainable future.

Our mission is to create thriving, enduring neighborhoods by building new homes with lasting livability. We believe our commitment to pursuing environmental, social and governance (ESG) initiatives can be achieved in parallel with building the long-term interests of our stockholders. The integration of sustainable business practices creates lasting results that benefit all our stakeholders, including our customers, employees, stockholders, investors, and the communities in which we live and operate.

As a leading, top-10 national home builder, we believe we play an important role in building a sustainable future for our employees, our environment and the communities in which we live and build while we operate in an ethical and socially responsible manner. Specific to our industry, we are focused on the following opportunities related to climate change, sustainability and social responsibility:

✓	Reducing our carbon footprint by tackling low carbon opportunities such as reducing waste and conserving natural resources in our construction processes, supply chain and throughout our organization;

✓	Building sustainable homes that allow homeowners to reduce their carbon footprint by utilizing smart home technology to reduce energy consumption and conserve water;

✓	Offering sustainable, affordably priced homes to homebuyers;

✓	Helping create happy, healthy communities in part by educating homebuyers, employees, business partners and other stakeholders on environmentally sustainable practices;

✓	Complying with all relevant and applicable local, state and federal environmental laws, policies and regulations;

✓	Incorporating efficient and waste reducing practices into our homebuilding operations which offer long term benefits to our customers and our environment;

✓	Maintaining work environments conducive to the health and safety of our employees, our trade partners, the public and our valued homeowners; and

✓	Creating a culture that fosters diversity, inclusivity, dignity and respect with equal employment opportunity hiring practices and policies with competitive compensation and benefit packages.

Century Communities, Inc. – 2020 Proxy Statement	8

Our environmental emphasis is such that historically over 50% of the homes we build meet or exceed the enhanced standards established by the Federal government pursuant to the Energy Efficient Home Tax Credit. Specific examples of environmentally sensitive products that we incorporate into our homes include:

✓	EnergyStar® appliances;

✓	100% low Volatile Organic Compound (VOC) paints;

✓	Low-E windows that reduce the demand on HVAC systems;

✓	Reduced water flow plumbing systems that do not compromise performance; and

✓	Growing number of solar equipped homes.

ENVIRONMENTAL SUSTAINABILITY: We are committed to operating in an environmentally responsible manner to reduce our impact on climate change, conserve natural resources and operate in compliance with environmental regulations.

SOCIAL RESPONSIBILITY: We are committed to being a socially responsible employer by fostering an environment of diversity and inclusion across our business, with a focus on empowering women and minorities, operating ethically and supporting our local communities.

CORPORATE GOVERNANCE: We are committed to building a culture dedicated to ethical business behavior and responsible corporate activity. We believe strong corporate governance is the foundation to delivering on our commitments.

For more information on our ESG policies, please see the “Investors-Corporate Social Responsibility” section at our website located at www.centurycommunities.com.

2021 ANNUAL MEETING OF STOCKHOLDERS

Date of 2021 Annual Meeting of Stockholders

We anticipate that our 2021 Annual Meeting of Stockholders will be held on Wednesday, May 5, 2021.

Important Dates for Stockholder Submissions

The following are important dates in connection with our 2021 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than November 24, 2020
Nomination of a Candidate Pursuant to our Bylaws	Between January 6, 2021, and February 5, 2021
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between January 6, 2021, and February 5, 2021

Century Communities, Inc. – 2020 Proxy Statement	9

INFORMATION ABOUT THE ANNUAL MEETING

The Board of Directors of Century Communities, Inc. is using this proxy statement to solicit your proxy for use at our 2020 Annual Meeting of Stockholders. The Board is soliciting proxies to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending an Important Notice of Availability of Proxy Materials for the Annual Meeting (which we refer to as the “Internet Notice”) to most of our stockholders of record and paper or electronic copies of the proxy materials to our remaining stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders may request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Internet Notice and on the website referred to in the Internet Notice, including an option to request paper copies on an ongoing basis. We will mail this proxy statement and our 2019 Annual Report, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, May 6, 2020, at 1:00 p.m. local time, at the Hyatt Regency Denver Tech Center located at 7800 East Tufts Avenue, Denver, Colorado 80237.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://www.centurycommunities.com/proxy.

Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (303) 268-8398.

WhAT ARE THE PURPOSES OF THE Annual Meeting?

The purposes of the Annual Meeting are to vote on the following items described in this proxy statement:

Proposal	Item of Business
Proposal No. 1	Election of Directors
Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal No. 3	Advisory Vote on Executive Compensation

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

are there any matters to be voted on at the annual meeting that are not included in this proxy statement?

We currently are not aware of any business that will be presented at the Annual Meeting other than as described in this proxy statement. If, however, any other matter is properly brought at the Annual Meeting, or any continuation, postponement, or adjournment thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters in accordance with their best judgment.

Century Communities, Inc. – 2020 Proxy Statement	10

WhO CAN ATTEND the Annual Meeting?

All of our stockholders entitled to vote at the Annual Meeting may attend the Annual Meeting. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares.

Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement, and will be required to present a valid, government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

WhO IS ENTITLED TO VOTE AT the Annual Meeting?

Holders of record of shares of our common stock, $0.01 par value, as of the close of business on March 13, 2020, the record date, will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the record date, there were 33,312,442 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

hOW MANY SHARES MUST BE PRESENT?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote on the record date will constitute a quorum. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

WhAT IF A QUORUM IS NOT PRESENT?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

hOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person.

If you are a shareholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on May 5, 2020 to be counted.

If you are a stockholder of record, there are three ways to vote by proxy:

●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

Century Communities, Inc. – 2020 Proxy Statement	11

●	by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Savings Time, on May 5, 2020. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank, broker, or agent to obtain a legal proxy or the bank’s or broker’s proxy card and bring it to the Annual Meeting in order to vote.

WhAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” are held in the name of a bank or broker on a person’s behalf.

CAN i VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and your bank or brokerage firm is required to vote your shares in accordance with your instructions.

WhAT ARE BROKER NON-VOTES?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm in Proposal No. 2 is a routine matter; and accordingly, a broker is entitled to vote shares held for a beneficial owner on that proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe, based on the rules of the New York Stock Exchange (NYSE), that the election of directors in Proposal No. 1 and the advisory vote on executive compensation in Proposal No. 3 are non-routine matters; and accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Whether a voting proposal is ultimately determined routine or non-routine is determined by the NYSE. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

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The Board recommends that you vote:

•	FOR the election of Dale Francescon, Robert J. Francescon, John P. Box, Keith R. Guericke, and James M. Lippman to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	FOR the approval of the advisory vote on our executive compensation.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations.

WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors	Plurality of votes cast. This means that the five nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld will have no effect.	Broker non-votes will have no effect.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.
Proposal No. 3: Advisory Vote on Executive Compensation	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

WhAT IF I DON’T SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board, as described above.

WhAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

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CAN I REVOKE OR CHANGE MY VOTE?

Yes. If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your shares are voted by one of the following methods:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of such revocation to our Secretary; or

•	by voting in person at the Annual Meeting.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Attention: Corporate Secretary

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged to tabulate stockholder votes. An agent of Broadridge Financial Solutions, Inc. will act as our independent inspector of elections for the Annual Meeting.

WheRE CAN I FIND THE VOTING RESULTS?

We plan to announce preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the Securities and Exchange Commission (SEC) within four business days after the Annual Meeting.

CAN I GET A PRINTED COPY OF THE PROXY MATERIALS?

Yes. We will mail this proxy statement and our 2019 Annual Report, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of our receipt of such request.

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CORPORATE GOVERNANCE

BEST PRACTICES

We have adopted several corporate governance best practices.

✓	Annual election of all directors	✓	Robust Board and committee evaluations

✓	Majority of independent directors	✓	No poison pill

✓	Independent presiding director	✓	Annual say-on-pay vote

✓	Officer and director stock ownership requirements	✓	Double triggers for cash severance and accelerated vesting of equity upon a change in control

✓	Hedging, pledging, and stock option repricing prohibitions	✓	Robust clawback policy covering cash and equity incentive compensation paid to current and former executives

GUIDELINES

The Board has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of, and independence standards applicable to, our directors and Board committee structures and responsibilities. Among the topics addressed in our Corporate Governance Guidelines are:

●     Role of directors

●     Selection of the Chairman of the Board

●     Selection of new directors

●     Director qualifications

●     Care and avoidance of conflicts

●     Confidentiality

●     Other directorships

●     Director independence

●     Directors who change their present job responsibility

●     Retirement and resignation policy

●     Director tenure

●     Board compensation

●     Separate sessions of independent directors

●     Board and Board committee self-evaluations

●     Strategic direction of the Company

●     Board access to management

●     Board materials

●     Board interaction with institutional investors, analysts, press, and customers

●     Board orientation and continuing education

●     Director attendance of annual meetings of stockholders

●     Frequency of meetings

●     Selection of agenda items for Board meetings

●     Number and names of Board committees

●     Independence of Board committees

●     Assignment and rotation of committee members

●     Evaluation of executive officers

●     Succession planning

●     Management development

●     Risk management

●     Prohibited loans

●     Communications with directors

From time to time, the Board, upon recommendation of the Nominating and Corporate Governance Committee, reviews and updates the Corporate Governance Guidelines as it deems necessary and appropriate.

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DIRECTOR INDEPENDENCE

Under the listing standards and rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Audit committee members must also satisfy heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, and compensation committee members must satisfy heightened independence criteria set forth in the NYSE rules. Under the NYSE rules, a director will only qualify as an “independent director” if the company’s board of directors affirmatively determines that the director has no material relationship with the company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has undertaken a review of its composition, the composition of its Board committees, and the independence of each director. Based upon information requested from and provided by each of our directors concerning his background, employment, and affiliations, including family relationships with us, our senior management, and our independent registered public accounting firm, the Board has determined that all but two of our directors, Dale Francescon and Robert J. Francescon, are independent directors under the standards established by the SEC and the NYSE. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Century and all other facts and circumstances the Board deemed relevant in determining their independence.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide that the Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officers, and that the Board is free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. Dale Francescon serves as Chairman of the Board and Co-Chief Executive Officer, and Robert J. Francescon serves as Co-Chief Executive Officer and President. However, the Board endorses the concept of an independent director being in a position of leadership and, thus, as mentioned above, Keith R. Guericke serves as our presiding director.

The Board has determined that this current leadership structure is appropriate and in the best interests of the Company and its stockholders at this time for several reasons, including: (i) Both Dale Francescon’s and Robert J. Francescon’s extensive knowledge of our Company, business, and industry, obtained through over 15 years of service to our Company and over 25 years of experience in the homebuilding industry, which benefit Board leadership and the Board’s decision-making process through their active roles as Co-Chief Executive Officers, and in the case of Dale Francescon, Chairman of the Board; (ii) unification of Board leadership and strategic direction as implemented by our management; and (iii) appropriate balance of risks relating to concentration of authority through the oversight of our independent and engaged presiding independent director and Board.

EXECUTIVE SESSIONS

Our non-management independent directors have the opportunity to meet in executive sessions without management to consider such matters as they deem appropriate, such as reviewing the performance of management. Executive sessions of our independent directors are typically held in conjunction with regularly scheduled Board meetings.

Our independent directors have appointed an independent director (referred to as the “presiding director”) to preside over the executive sessions of the independent directors. The main duties of the presiding director are to (i) preside at regularly scheduled executive sessions or other meetings of the independent directors; (ii) serve as liaison between the Chairman of the Board and the Co-Chief Executive Officers, on the one hand, and the independent directors, on the other hand, by means of consulting with the Chairman of the Board and the Co-Chief Executive Officers as to agenda items for Board and committee meetings and advising them of the outcome of such meetings, as necessary; and (iii) coordinate with Board committee chairs in the development and recommendations of Board and Board committee meeting agendas.

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Keith R. Guericke serves as our presiding director.

COMMITTEES OF THE BOARD OF DIRECTORS

We currently have three standing committees of the Board: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board may establish other Board committees as it deems necessary or appropriate from time to time.

Below are our directors, their committee memberships and their 2019 attendance rates for Board and committee meetings.

Director	Board	Audit	Compensation	Nominating and Corporate Governance	Attendance Rate
Dale Francescon	●				100%
Robert J. Francescon	●				100%
John P. Box	●	●	●	● Chair	100%
Keith R. Guericke	●	● Chair	●	●	100%
James M. Lippman	●	●	● Chair	●	92%

AUDIT COMMITTEE

The Audit Committee is comprised of our three independent directors, John P. Box, Keith R. Guericke, and James M. Lippman, each of whom the Board has determined is “financially literate” under the rules of the NYSE and satisfies the heightened independence criteria for audit committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (Exchange Act). Mr. Guericke serves as Chair of the Audit Committee. Mr. Guericke has been designated by the Board as our “audit committee financial expert,” as that term is defined in the rules of the SEC.

The Audit Committee, pursuant to its written charter, among other matters, oversees (i) our financial reporting, auditing, and internal control activities; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; and (vi) our overall risk exposure and management.

Additionally, the Audit Committee:

●	annually reviews and assesses the adequacy of the Audit Committee charter and the performance of the Audit Committee;

●	is responsible for the appointment, retention, and termination of our independent auditors, and determines the compensation of our independent auditors;

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●	reviews with the independent auditors the plans and results of the audit engagement;

●	evaluates the qualifications, performance, and independence of our independent auditors;

●	has sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;

●	reviews the adequacy of our internal accounting controls; and

●	meets at least quarterly with our executive officers, internal audit staff, and our independent auditors in separate executive sessions.

The Audit Committee charter authorizes the Audit Committee to retain independent legal, accounting, and other advisors as it deems necessary to carry out its responsibilities. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee, including compliance with its charter.

COMPENSATION COMMITTEE

The Compensation Committee is comprised of our three independent directors, John P. Box, Keith R. Guericke, and James M. Lippman, each of whom the Board has determined satisfies the heightened independence criteria for compensation committee members under the NYSE rules. In addition, each of the Compensation Committee members is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and a an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (Code). Mr. Lippman serves as Chair of the Compensation Committee.

The Compensation Committee, pursuant to its written charter, among other matters:

●	assists the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;

●	administers, reviews, and makes recommendations to the Board regarding our compensation plans, including the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan, and administers or oversees all such plans and discharges any responsibilities imposed on the Compensation Committee by such plans, including, without limitation, the grant of equity-based awards to officers and employees;

●	annually reviews and approves our corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluates each executive officer’s performance in light of such goals and objectives to set his or her annual compensation, including salary, bonus, and equity and non-equity incentive compensation, subject to approval by the Board;

●	reviews and approves any employment, severance, change in control, retention, retirement, deferred compensation, perquisite, or similar compensatory agreements, plans, programs, or arrangements with executive officers;

●	provides oversight of management’s decisions regarding the performance, evaluation, and compensation of other officers; and

●	reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, business strategy, and our executive officers’ compensation.

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The Compensation Committee charter authorizes the Compensation Committee to retain a compensation consultant, independent legal counsel, and other advisors as it deems necessary or appropriate to carry out its responsibilities. During 2019, the Compensation Committee retained Frederic W. Cook & Co., Inc. (FW Cook) as its external compensation consultant to provide certain services related to executive and non-employee director compensation.

The Compensation Committee considers analysis and advice from FW Cook when making compensation decisions and when making decisions on plan design. Specifically, the Compensation Committee relies on FW Cook for, among other things:

●	reviewing total compensation strategy and pay levels for our executives;

●	examining our executive compensation program to ensure that it supports our business strategy;

●	performing competitive analyses of non-employee director compensation; and

●	providing advice with respect to our equity-based compensation plans.

The Compensation Committee may request information or advice directly from FW Cook and may direct our management to provide or solicit information. A representative of FW Cook regularly interacts with our management and from time to time attends Compensation Committee meetings.

During 2019, FW Cook did not provide any services to the Company unrelated to executive or director compensation. After considering the relevant factors, the Compensation Committee determined that no conflicts of interest have been raised in connection with the services FW Cook performed for the Compensation Committee in 2019.

The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee, including compliance with its charter.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is comprised of our three independent directors, John P. Box, Keith R. Guericke, and James M. Lippman. Mr. Box serves as Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee, pursuant to its written charter, among other matters:

●	identifies individuals qualified to become members of the Board and ensures that the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;

●	develops and recommends to the Board for its approval qualifications for director candidates and periodically reviews these qualifications with the Board;

●	reviews the committee structure of the Board and recommends directors to serve as members or chairs of each Board committee;

●	reviews and recommends Board committee slates annually and recommends additional Board committee members to fill vacancies as needed;

Century Communities, Inc. – 2020 Proxy Statement	19

●	develops and recommends to the Board a set of corporate governance guidelines and, at least annually, reviews such guidelines and recommends changes to the Board for approval as necessary;

●	considers and oversees corporate governance issues as they arise from time to time and develops appropriate recommendations for the Board; and

●	oversees the annual self-evaluations of the Board, each Board committee, and management.

The Nominating and Corporate Governance Committee charter authorizes the Nominating and Corporate Governance Committee to retain a search firm or other consultants to assist in the identification and evaluation of director candidates, including the sole authority to approve the search firm’s or other consultants’ fees and other retention terms. The Nominating and Corporate Governance Committee also has authority to obtain advice and assistance from any outside legal expert or other advisors as it deems necessary or appropriate to carry out its responsibilities.

The Nominating and Corporate Governance Committee reviews and evaluates, at least annually, the performance of the Nominating and Corporate Governance Committee, including compliance with its charter.

BOARD AND BOARD COMMITTEE MEETINGS; ATTENDANCE

The Board held 5 meetings during 2019. The Audit Committee held 9 meetings, the Compensation Committee held 5 meetings, and the Nominating and Corporate Governance Committee held 4 meetings during 2019. All directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the director was a member during 2019.

We expect all of our directors to attend our annual meeting of stockholders, and we customarily schedule a regular Board meeting on the same day as our annual meeting. All directors serving at the time of our 2019 Annual Meeting of Stockholders held on May 8, 2019 were in attendance.

BOARD DIVERSITY

The Board of Directors understands the importance of adding diverse, experienced talent to the Board in order to establish an array of experience and strategic views. The Nominating and Corporate Governance Committee is committed to refreshment efforts to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge. Additionally, though the Board currently has no female directors, the Board and Nominating and Corporate Governance Committee have formally committed to add at least one female director to the Board before or at Century’s 2021 Annual Meeting of Stockholders.

DIRECTOR QUALIFICATIONS AND NOMINATIONS PROCESS

The Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. New directors are approved by the Board after recommendation by the Nominating and Corporate Governance Committee. In identifying candidates for director, the Nominating and Corporate Governance Committee and the Board take into account the following:

●	the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board, or additional qualifications that may be required when selecting new Board members;

Century Communities, Inc. – 2020 Proxy Statement	20

●	the requisite expertise and sufficiently diverse backgrounds of the Board’s overall membership composition;

●	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board; and

●	any other factors they consider appropriate.

When considering whether directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies.

The Nominating and Corporate Governance Committee will consider director candidates recommended to it by our stockholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business, and demonstrate the ability to attend and prepare for Board, committee, and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all stockholders and not those of a special interest group. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders using the same criteria it uses to evaluate candidates recommended by others as described above. A stockholder that desires to nominate a person for election to the Board at a meeting of stockholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our Bylaws, as described under “Other Matters—Stockholder Proposals and Director Nominations for 2021 Annual Meeting of Stockholders” later in this proxy statement. During the fourth quarter of 2019, we made no material changes to the procedures by which stockholders may recommend nominees to the Board as described in last year’s proxy statement.

BOARD REFRESHMENT

The Board of Directors, with support and recommendations from the Nominating and Corporate Governance Committee, oversees the succession of its members. To this end, at least once a year, in connection with the annual director nomination and re-nomination process, the Nominating and Corporate Governance Committee evaluates each director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives and the potential applicability of the Company’s retirement policy for directors, which is set forth in the Company’s Corporate Governance Guidelines and provides that the Board will review each director’s continuation on the Board upon reaching the age of 75 and every three years thereafter. As part of that evaluation, the Nominating and Corporate Governance Committee also identifies areas of overall strength and weakness with respect to its composition and considers whether the Board of Directors as a whole possesses core competencies in the areas of accounting and finance, industry knowledge, management experience, sales and marketing, strategic vision, compensation, and corporate governance, among others. As previously indicated, the Board and Nominating and Corporate Governance Committee have formally committed to add at least one female director to the Board before or at Century’s 2021 Annual Meeting of Stockholders.

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board Oversight OF BUSINESS STRATEGY AND ANNUAL OPERATING PLAN

The Board of Directors oversees our strategic direction and business activities. Throughout the year, the Board and management discuss our short and long-term business strategy. As part of our long-term strategy, management typically formulates three-year financial targets against which performance is reviewed by the Board.

With respect to our short-term strategy, at the beginning of each year, our management presents to the Board of Directors a proposed annual operating plan for the year and receives input from the Board and a final annual operating plan is approved by the Board of Directors. At each subsequent regular board meeting, the Board of Directors reviews our operating and financial performance relative to the annual operating plan.

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BOARD ROLE IN RISK OVERSIGHT

Risk is inherent with every business. We face a number of risks, including financial (accounting, credit, interest rate, liquidity, and tax), operational, political, strategic, regulatory, compliance, legal, competitive, and reputational risks.

Our management is responsible for the day-to-day management of risks faced by us, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to us. Our Co-Chief Executive Officers are members of the Board and regularly attend Board meetings and discuss with the Board the strategies and risks facing our Company.

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly, with support from its three standing committees (the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee), each of which addresses risks specific to its respective areas of oversight.

BOARD AND COMMITTEE SELF-EVALUATIONS

The Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances the effectiveness of the full Board and each committee. Therefore, each year, the Nominating and Corporate Governance Committee oversees the evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and solicit feedback for areas of improvement.

MANAGEMENT SUCCESSION PLANNING AND DEVELOPMENT

The Board of Directors recognizes that one of its most important responsibilities is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our Co-Chief Executive Officers and the other members of our management team. This responsibility is reflected in the Company’s Corporate Governance Guidelines, which provide for a review of CEO succession planning and management development, and the charter of the Compensation Committee, which requires the Compensation Committee to assist the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans, which will include transitional leadership in the event of an unplanned vacancy.

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In furtherance of the foregoing, the Co-Chief Executive Officers provide an annual succession planning report to the Compensation Committee, which summarizes the overall composition of our senior leadership team, including their professional qualifications, tenure, and work experience. The report also identifies internal members of the management team who are viewed as potential successors to the Co-Chief Executive Officers. Succession planning is also regularly discussed in executive sessions of the Board of Directors. Our directors become familiar with internal potential successors for key leadership positions through various means, including the annual succession planning report and Board of Directors and committee meetings, and less formal interactions throughout the course of the year.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics that applies to our officers, directors, and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote the following:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

●	full, fair, accurate, timely, and understandable disclosure in our communications with and reports to our stockholders, including reports filed with the SEC, and other public communications;

●	compliance with applicable governmental laws, rules, and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to our Code of Business Conduct and Ethics.

Any waiver of our Code of Business Conduct and Ethics may be made only by the Nominating and Corporate Governance Committee and will be promptly disclosed as required by law and NYSE rules. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K and applicable NYSE rules regarding amendments to or waivers from any provision of our Code of Business Conduct and Ethics by posting such information in the “Investors—Corporate Governance—Governance Documents” section of our website located at www.centurycommunities.com.

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES

The Board and management are committed to building environmental sustainability, social responsibility and effective corporate governance into all aspects of our business. Our approach to corporate sustainability is based on the U.N. Sustainable Development Goals and our commitment to achieving a more sustainable future.

Our mission is to create thriving, enduring neighborhoods by building new homes with lasting livability. We believe our commitment to pursuing environmental, social and governance (ESG) initiatives can be achieved in parallel with building the long-term interests of our stockholders. The integration of sustainable business practices creates lasting results that benefit all our stakeholders, including our customers, employees, stockholders, investors, and the communities in which we live and operate.

As a leading, top-10 national home builder, we believe we play an important role in building a sustainable future for our employees, our environment and the communities in which we live and build while we operate in an ethical and socially responsible manner.

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Specific to our industry, we are focused on the following opportunities related to climate change, sustainability and social responsibility:

✓	Reducing our carbon footprint by tackling low carbon opportunities such as reducing waste and conserving natural resources in our construction processes, supply chain and throughout our organization;

✓	Building sustainable homes that allow homeowners to reduce their carbon footprint by utilizing smart home technology to reduce energy consumption and conserve water;

✓	Offering sustainable, affordably priced homes to homebuyers;

✓	Helping create happy, healthy communities in part by educating homebuyers, employees, business partners and other stakeholders on environmentally sustainable practices;

✓	Complying with all relevant and applicable local, state and federal environmental laws, policies and regulations;

✓	Incorporating efficient and waste reducing practices into our homebuilding operations which offer long term benefits to our customers and our environment;

✓	Maintaining work environments conducive to the health and safety of our employees, our trade partners, the public and our valued homeowners; and

✓	Creating a culture that fosters diversity, inclusivity, dignity and respect with equal employment opportunity hiring practices and policies with competitive compensation and benefit packages.

Our environmental emphasis is such that historically over 50% of the homes we build meet or exceed the enhanced standards established by the Federal government pursuant to the Energy Efficient Home Tax Credit. Specific examples of environmentally sensitive products that we incorporate into our homes include:

✓	EnergyStar® appliances;

✓	100% low Volatile Organic Compound (VOC) paints;

✓	Low-E windows that reduce the demand on HVAC systems;

✓	Reduced water flow plumbing systems that do not compromise performance; and

✓	Growing number of solar equipped homes.

ENVIRONMENTAL SUSTAINABILITY: We are committed to operating in an environmentally responsible manner to reduce our impact on climate change, conserve natural resources and operate in compliance with environmental regulations.

SOCIAL RESPONSIBILITY: We are committed to being a socially responsible employer by fostering an environment of diversity and inclusion across our business, with a focus on empowering women and minorities, operating ethically and supporting our local communities.

CORPORATE GOVERNANCE: We are committed to building a culture dedicated to ethical business behavior and responsible corporate activity. We believe strong corporate governance is the foundation to delivering on our commitments.

For more information on our ESG policies, please see the “Investors-Corporate Social Responsibility” section at our website located at www.centurycommunities.com.

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COMPLAINT PROCEDURES

We maintain procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free, confidential ethics hotline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls, or auditing matters are promptly brought to the attention of the Chair of the Audit Committee and are handled in accordance with procedures established by the Audit Committee. Complete information regarding our complaint procedures is contained within our Code of Business Conduct and Ethics, which is described above and may be accessed on our website as noted above.

STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive stockholder engagement program. The Board values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for Board discussions throughout the year.

During 2019, our executives held more than 200 meetings with stockholders, including 9 of our top 10 stockholders that are actively managed funds.

Stockholder feedback is thoughtfully considered and has led to modifications in our executive compensation program, governance practices and disclosures. Some of the actions we have taken in response to feedback over the last several years include:

●	adopting stock ownership and retention guidelines;

●	implementing performance-based awards with a one-year mandatory holding period;

●	adopting a clawback policy;

●	committing to add at least one female director prior or at our 2021 Annual Meeting of Stockholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may contact our Board as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Century Communities, Inc. 8390 E. Crescent Pkwy. Suite 650 Greenwood Village, CO 80111	Investor Relations 303-268-8398	investorrelations@ centurycommunities.com	Annual Meeting of Stockholders Wednesday, May 6, 2020 Hyatt Regency Denver Tech Center

Management will initially receive and process communications before forwarding them to the addressee(s). We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about the Company.

Century Communities, Inc. – 2020 Proxy Statement	26

COMMITTEE CHARTERS AND OTHER INFORMATION

The charters of all three of our standing Board committees, Corporate Governance Guidelines and Code of Business Conduct and Ethics are available in the “Investors—Corporate Governance—Governance Documents” section of our website located at www.centurycommunities.com. The Board reviews each of these documents on an annual basis. Printed copies of any of these documents are available upon written request to Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, Attention: Corporate Secretary.

Century Communities, Inc. – 2020 Proxy Statement	27

EXECUTIVE OFFICERS

We have three executive officers: Dale Francescon, Robert J. Francescon, and David L. Messenger.  Below is information regarding our executive officers as of March 13, 2020.  There are no family relationships among any of our executive officers or directors, except for Dale Francescon and Robert J. Francescon, who are brothers.

Name	Age	Position with Century
Dale Francescon	67	Chairman of the Board and Co-Chief Executive Officer
Robert J. Francescon	62	Co-Chief Executive Officer, President, and Director
David L Messenger	49	Chief Financial Officer and Secretary

Dale Francescon.  Mr. Dale Francescon has served as our Co-Chief Executive Officer since August 2002 and as the Chairman of our Board of Directors since April 2013.  Mr. Dale Francescon possesses a broad background in all facets of operating a real estate company and has had direct responsibility for the acquisition, financing, development, construction, sale, and management of various residential projects, including land development, single-family homes, townhomes, condominiums, and apartments.  Mr. Dale Francescon has successfully managed the Company, through successive profitable years, in various economic cycles, from inception in August 2002 to the present.  Mr. Dale Francescon is licensed in the state of Colorado as a real estate broker (inactive) and in the state of California as an attorney (inactive) and as a certified public accountant (inactive).  Mr. Dale Francescon received his B.S. in Business Administration from the University of Southern California and a J.D. from Loyola University School of Law.

Robert J. Francescon.  Mr. Robert Francescon has served as our Co-Chief Executive Officer since August 2002, as President since April 2013 and as a member of our Board of Directors since April 2013.  Mr. Robert Francescon possesses a broad background in all facets of operating a real estate company, and has had direct responsibility for the acquisition, financing, development, architecture, construction, sale and management of various residential projects including land development, single-family homes, townhomes, condominiums and apartments.  Mr. Robert Francescon has successfully managed the Company, through successive profitable years, in various economic cycles, from inception in August 2002 to the present.  Mr. Robert Francescon also has management experience working in a variety of financial institutions, including thrifts and the Federal Home Loan Mortgage Corporation.  Mr. Robert Francescon received his B.S. in Business Administration from the University of Southern California.

David L. Messenger.  Mr. Messenger has served as our Chief Financial Officer since June 2013.  Mr. Messenger has extensive experience in finance and accounting for real estate companies.  His direct responsibilities are overseeing all accounting, finance, capital markets, risk management, and financial planning and analysis.  Prior to his tenure at Century, Mr. Messenger was at UDR, Inc., a publicly traded multifamily real estate investment trust, from August 2002 to May 2012, most recently as Chief Financial Officer.  From June 2012 to February 2013, Mr. Messenger served as an independent consultant for UDR, Inc.  Mr. Messenger is licensed in the State of Virginia as a Certified Public Accountant (inactive) and is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants.  Mr. Messenger received a B.B.A. and M.A. in Accounting from the University of Iowa.

Century Communities, Inc. – 2020 Proxy Statement	28

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

BOARD SIZE AND STRUCTURE

Our Bylaws provide that the Board shall consist of one or more members, with the number to be determined from time to time by the Board.  The Board has fixed the number of directors at five, and we currently have five directors serving on the Board.  Each director holds office for a term of one year or until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, disqualification, or removal.

CURRENT DIRECTORS AND BOARD NOMINEES

The Board currently consists of the following five members:

Dale Francescon	John P. Box	James M. Lippman
Robert J. Francescon	Keith R. Guericke

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated each of our current five directors named above for re-election at the Annual Meeting.  The Board and the Nominating and Corporate Governance Committee believe that our current five directors collectively have the experience, qualifications, attributes, and skills to effectively oversee the management of Century, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing Century, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of Century and our stockholders, and a dedication to enhancing stockholder value.  Three of our five directors are independent within our director independence standards, which satisfy the listing standards for independence of the New York Stock Exchange and Rule 10A-3 under the Exchange Act.

Each director elected at the Annual Meeting will serve a one-year term until Century’s next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal.  Unless otherwise instructed, the proxy-holders will vote the proxies received by them for the five nominees.  If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board.  Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

INFORMATION ABOUT DIRECTOR NOMINEES

Set forth below are the names, ages, and positions of our current directors and director nominees as of March 13, 2020, and biographical information for each nominee.  Also below is a summary of the specific qualifications, attributes, skills, and experiences that led the Board to conclude that each nominee should serve on the Board at this time.  There are no family relationships among any of our directors or executive officers, except for Dale Francescon and Robert J. Francescon, who are brothers.

Name	Age	Position with the Company
Dale Francescon	67	Chairman of the Board and Co-Chief Executive Officer
Robert J. Francescon	62	Co-Chief Executive Officer, President, and Director
John P. Box	73	Independent Director
Keith R. Guericke	71	Independent Director
James M. Lippman	62	Independent Director

Century Communities, Inc. – 2020 Proxy Statement	29

Dale Francescon.  Mr. Dale Francescon has served as our Co-Chief Executive Officer since August 2002 and as the Chairman of our Board of Directors since April 2013.  Mr. Dale Francescon possesses a broad background in all facets of operating a real estate company and has had direct responsibility for the acquisition, financing, development, construction, sale, and management of various residential projects, including land development, single-family homes, townhomes, condominiums, and apartments.  Mr. Dale Francescon has successfully managed the Company, through successive profitable years, in various economic cycles, from inception in August 2002 to the present.  Mr. Dale Francescon is licensed in the state of Colorado as a real estate broker (inactive) and in the state of California as an attorney (inactive) and as a certified public accountant (inactive).  Mr. Dale Francescon received his B.S. in Business Administration from the University of Southern California and a J.D. from Loyola University School of Law. Mr. Dale Francescon, as a co-founder of Century, is qualified to serve as a director due to his familiarity with our history and day-to-day operations, his expertise in the homebuilding industry, and his more than 25 years of experience operating real estate companies. In addition, as a result of his dual role as Chairman and Co-Chief Executive Officer, Mr. Dale Francescon provides unique insight into our future strategies, opportunities, and challenges and serves as a unifying element between the Board and our management.

Robert J. Francescon.  Mr. Robert Francescon has served as our Co-Chief Executive Officer since August 2002, as President since April 2013 and as a member of our Board of Directors since April 2013.  Mr. Robert Francescon possesses a broad background in all facets of operating a real estate company, and has had direct responsibility for the acquisition, financing, development, architecture, construction, sale and management of various residential projects including land development, single-family homes, townhomes, condominiums and apartments.  Mr. Robert Francescon has successfully managed the Company, through successive profitable years, in various economic cycles, from inception in August 2002 to the present.  Mr. Robert Francescon also has management experience working in a variety of financial institutions, including thrifts and the Federal Home Loan Mortgage Corporation.  Mr. Robert Francescon received his B.S. in Business Administration from the University of Southern California. Mr. Robert Francescon, as a co-founder of Century, is qualified to serve as a director due to his familiarity with our history and day-to-day operations, his management experience in various business enterprises, and his more than 25 years of experience as a senior executive within the homebuilding industry. In addition, as a result of his dual role as a director and Co-Chief Executive Officer, Mr. Robert Francescon provides unique insight into our future strategies, opportunities and challenges and serves as a unifying element between the Board and our management.

John P. Box. Mr. Box is a director and has served on the Board of Directors since May 2014. Mr. Box is a commercial real estate practitioner who has served as regional chairman of Newmark Knight Frank since 2013.  Prior to his current role, from 1988 through 2012, Mr. Box was President and Chief Executive Officer and owner of the Frederick Ross Company, the largest locally-owned commercial real estate service business in Colorado.  Under his watch, the Frederick Ross Company diversified into several independent operating divisions and was active in commercial brokerage, consulting, and property management. In addition, Mr. Box was Chief Executive Officer and principal owner of ARA (Apartment Realty Advisors) from 2002 through 2014, Denver’s largest apartment building and multifamily land brokerage company.  Mr. Box was recognized as honorary dean for 2002 by the University of Denver Franklin L. Burns School of Real Estate and Construction Management, and in 2001, he was awarded the 2000 NAIOP President’s Award for contributions to the real estate community.  Earlier in his career, Mr. Box was recognized four times by the Denver Board of REALTORS® as the recipient of the top commercial sales award for achieving the highest personal sales volume in the Denver area.  Mr. Box served as Board Chair from 2004-2010 for Regis University and currently serves as a life trustee and is a former board chair of ONCOR International, a worldwide affiliation of real estate companies.  Mr. Box is qualified to serve as a director because of his extensive leadership within the real estate industry, his relationships with many executives at real estate companies through the United States, and his proven ability to successfully grow and diversify a real estate business.

Century Communities, Inc. – 2020 Proxy Statement	30

Keith R. Guericke.  Mr. Guericke is a director and has served on the Board of Directors since May 2013. Mr. Guericke has served as a director of the board of Essex Property Trust, Inc. (Essex) since June 1994.  In 2002, Mr. Guericke was elected to the position of vice chairman of the board of Essex, a position he still holds.  He held the position of President and Chief Executive Officer of Essex from 1988 through 2010.  Effective January 2011, Mr. Guericke retired from his position as an executive officer.  Mr. Guericke joined Essex’s predecessor, Essex Property Corporation, in 1977 to focus on investment strategies and portfolio expansion. Mr. Guericke prepared Essex for its initial public offering in 1994, and since then has overseen the significant growth of the Essex multifamily portfolio in supply-constrained markets along the West Coast.  Prior to joining Essex, Mr. Guericke began his career with Kenneth Leventhal & Company, a certified public accounting firm noted for its real estate expertise.  Mr. Guericke is a member of NAREIT, the National Multifamily Housing Council, and several local apartment industry groups.  Mr. Guericke received his B.S. in Accounting from Southern Oregon College in 1971.  Mr. Guericke is qualified to serve as a director because of his extensive leadership experience at a publicly traded company, his expansive knowledge of the real estate industry, his strong relationships with many executives at real estate companies throughout the United States, and his expertise in accounting and finance.

James M. Lippman.  Mr. Lippman is a director and has served on the Board of Directors since May 2013.  Mr. Lippman founded JRK Property Holdings (JRK) in 1991 and currently serves as its Chairman and Chief Executive Officer.  From an initial purchase of five multifamily properties, JRK has grown to a national leader in the commercial real estate sector.  In 2011, JRK was featured as the 25th largest Multifamily Owner and Manager in the U.S. by the National Multifamily Housing Council and ranked 27th in the nation by Multifamily Executive Magazine. Mr. Lippman is actively involved with Cedar-Sinai Medical Center, where he serves as Chairman of the Board.  In addition, Mr. Lippman currently serves on the board of trustees of Union College.  Mr. Lippman also worked on Wall Street for many years, where he traded equities, options, and commodities for proprietary investment accounts.  Mr. Lippman earned a B.A. in Economics and Political Science from Union College.  Mr. Lippman is qualified to serve as a director because of his extensive leadership experience within the real estate industry, his financial management expertise, and his extensive contacts with senior real estate executives throughout the United States.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that our stockholders vote “FOR” the election of Dale Francescon, Robert J. Francescon, John P. Box, Keith R. Guericke, and James M. Lippman to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The Board Recommends a Vote FOR Each Nominee for Director	☑

Century Communities, Inc. – 2020 Proxy Statement	31

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT

The Audit Committee appoints our independent registered public accounting firm, or independent auditor. In this regard, the Audit Committee evaluates the qualifications, performance, and independence of our independent auditor and determines whether to re-engage the current auditor.  As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the independent auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the audit firm; the auditor’s national capabilities relative to our business; the auditor’s knowledge of our operations; and the auditor’s fees.  Upon consideration of these and other factors, the Audit Committee has appointed Ernst & Young LLP (E&Y) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Stockholder ratification of the selection of E&Y as our independent registered public accounting firm is not required by our Bylaws or otherwise.  However, the Board is submitting the appointment of E&Y to the stockholders for ratification as a matter of corporate practice.  If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain E&Y.  Even if the selection is ratified by our stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Century and our stockholders.

A representative of E&Y is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

AUDIT, AUDIT-RELATED, TAX, AND OTHER FEES

The fees billed for professional services provided by E&Y in 2019 and 2018 were:

Type of Fees	2019	2018
Audit Fees	$1,365,000	$1,370,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	4,873	2,130
Total Fees	$1,369,873	$1,372,130

In the above table, in accordance with the definitions of the SEC, “Audit Fees” consisted of fees for the audit of our consolidated financial statements included in our 2019 Annual Report and 2018 Annual Report, reviews of the unaudited financial statements included in our Quarterly Reports on Form 10-Q, and consultation concerning financial accounting and reporting standards, as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents, and assistance with documents filed with the SEC.  Audit Fees also included fees for the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.  “Audit-Related Fees” consisted of fees for assurance and related services, including fees for services performed related to due diligence on acquisitions.  “Tax Fees” consisted of fees billed for permissible tax consulting, planning, and compliance services.  “All Other Fees” consisted of subscription fees for Internet-based professional literature.

Century Communities, Inc. – 2020 Proxy Statement	32

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for selecting, appointing, evaluating, compensating, retaining, and overseeing the work of our independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to Century by our independent registered public accounting firm and the fees and terms thereof. Briefly, any audit or non-audit service provided to us by our independent registered public accounting firm must be pre-approved by the Audit Committee or the Chair of the Audit Committee.

The Audit Committee considered the compatibility of the provision of other services provided by E&Y with the maintenance of its independence.  The Audit Committee approved all audit and non-audit services provided by E&Y in 2019 and 2018.

AUDIT COMMITTEE REPORT

The Audit Committee issued the following report for inclusion in this proxy statement and our 2019 Annual Report:

1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2019, with management of Century Communities, Inc., and with Century Communities, Inc.’s independent registered public accounting firm, Ernst & Young LLP.

2.	The Audit Committee has discussed with Ernst & Young LLP those matters required by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees).
3.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning the accountant’s independence and has discussed with Ernst & Young LLP its independence from Century Communities, Inc., and its management.

4.
Based on the review and discussions referenced to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2019, be included in the Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Keith R. Guericke, Chair
John P. Box
James M. Lippman

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Board Recommends a Vote FOR Proposal No. 2	☑

Century Communities, Inc. – 2020 Proxy Statement	33

PROPOSAL NO. 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

BACKGROUND

The Board is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act (Dodd-Frank Act) and Section 14A of the Exchange Act.  This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in this proxy statement.

At our 2019 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal and a say-on-frequency proposal. Over 94% of the votes cast were in favor of our say-on-pay proposal and our stockholders voted overwhelmingly in favor of an annual say-on-pay vote.

In designing the compensation program for 2019, the Compensation Committee considered the results of the 2019 say-on-pay vote, our ongoing dialogue with stockholders, internal considerations such as consistency from year to year, and an evaluation of peer practices. After consideration, the Compensation Committee concluded that, for 2019, it was appropriate to maintain the existing compensation mix for our executives. Our 2019 compensation program continued to tie the majority of our executives’ compensation to performance metrics that support the Company’s growth strategy.

WHY YOU SHOULD VOTE IN FAVOR OF OUR SAY-ON-PAY VOTE

Our executive compensation program is generally designed to attract, retain, motivate, and reward highly qualified and talented executive officers that will enable us to drive long-term stockholder value.  The underlying core principles of our executive compensation program include:

•
aligning the interests of our executives with those of our stockholders and linking pay to performance by providing compensation opportunities that are tied directly to the achievement of financial performance goals and long-term stock price performance;

•	targeting fixed compensation at the market median; and
•
targeting performance-based award levels between the 25th percentile and the market median and setting maximum award levels at or above the market 75th percentile, thereby emphasizing performance-based compensation elements, with superior performance resulting in above-market pay, and underwhelming performance resulting in below-market pay.

We believe this balance allows us to attract and retain the necessary executive talent while motivating and rewarding the accomplishment of annual and long-term financial performance goals and maintaining an appropriate cost structure.

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Our compensation practices include many best pay practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do		What We Don’t Do
✓	Structure our executive officer compensation so that a significant portion of pay is at risk	No guaranteed salary increases or bonuses
✓	Emphasize long-term performance in our equity-based incentive awards	No excessive perquisites
✓	Use a mix of performance measures and caps on payouts	No repricing of stock options unless approved by stockholders
✓	Require minimum vesting periods on equity awards	No discretionary bonuses
✓	Require a double-trigger for equity acceleration upon a change of control	No tax gross-ups
✓	Maintain a competitive compensation package	No excise tax gross-ups
✓	Have robust stock ownership guidelines and stock retention requirements for executive officers	No current payment of dividends on unvested awards
✓	Maintain a robust clawback policy covering cash and equity incentive compensation paid to current and former executives	No short sales or derivative transactions in Century stock, including hedges
✓	Hold an annual say-on-pay vote	No pledging of Century securities

We encourage our stockholders to read the “Compensation Discussion and Analysis,” beginning on page 37, which describes in detail our executive compensation program and the executive compensation decisions made by the Compensation Committee in 2019, as well as the accompanying executive compensation tables and narratives that provide detailed information on the compensation of our named executive officers.

We believe that our executive compensation program is competitive, focused on pay for performance, and strongly aligned with the long-term interests of our stockholders.  The Compensation Committee believes that executive compensation for 2019 was reasonable, appropriate, and justified by the performance of the Company and the result of a carefully considered approach.

PROPOSED RESOLUTION

The Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Stockholders are not voting to approve or disapprove the Board’s recommendation.  As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise.  The Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Century Communities, Inc. – 2020 Proxy Statement	35

NEXT SAY-ON-PAY VOTE

Consistent with the results from last year’s advisory vote on the frequency of the say-on-pay vote, the Board determined that we will conduct a say-on-pay vote on an annual basis. Accordingly, the next say-on-pay vote will occur at our 2021 Annual Meeting of Stockholders.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends that our stockholders vote “FOR” approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

The Board Recommends a Vote FOR Proposal No. 3	☑

Century Communities, Inc. – 2020 Proxy Statement	36

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (CD&A) addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and material factors relevant to these policies and decisions. This CD&A should be read together with the related tables and disclosures that follow.

Our named executive officers for the year ended December 31, 2019 are set forth below. We sometimes refer to these individuals collectively are our named executive officers or “NEOs,” our Co-Chief Executive Officers collectively as our “Co-CEOs” and individually as our “Co-CEO” and our Chief Financial Officer as our “CFO.”

Named Executive Officer	Title
Dale Francescon	Chairman of the Board and Co-Chief Executive Officer
Robert J. Francescon	Co-Chief Executive Officer and President
David L. Messenger	Chief Financial Officer and Secretary

Executive Summary

Who We Are

Century Communities, Inc. is a top 10 national U.S. homebuilder. We are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in 17 states across the United States. We market and sell homes under both the Century Communities and Century Complete (formerly known as Wade Jurney Homes) brands. We also offer title, insurance, and lending services in select markets.

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Fiscal 2019 Business Highlights

2019 proved to be another milestone year for Century in which we closed a record 8,000 homes, grew home sales revenues to a record $2.5 billion and generated $113 million of net income, achieving our 17th consecutive year of profitability. We also continued to execute on our strategy of dynamic growth by broadening our national footprint to 17 states, adding deliveries in Iowa, Indiana, Michigan and Ohio, not only expanding our scale and scope but strengthening our competitive position across high-potential markets, including the attractive, lower-priced home category previously marketed under Wade Jurney Homes but recently branded as Century Complete. Additionally, we improved our selling, general and administrative (SG&A) leverage demonstrating our success in maintaining tight financial discipline and driving operational efficiencies within the business. Highlights of our financial, operational and strategic achievements for 2019, which drove our 2019 executive pay decisions, are below.

FINANCIAL

$2.5 billion	Revenue Achieved $2.5 billion in home sales revenues, an 18% é year-over-year
$113.0 million	Net Income Achieved net income of $113.0 million, or $3.62 per share, a 17% é year-over-year
$1.06 billion	Total Stockholders’ Equity Increased by $202.3 million to $1.06 billion, or 24% é year-over-year
12.2%	SG&A Leverage Improved SG&A leverage 30 basis points to 12.2% from 12.5% the prior year
$571.3 million	Credit Facility Availability Strengthened balance sheet and created flexibility with increased availability of $571.3 million

OPERATIONAL

8,000	Home Deliveries Achieved 8,000 home deliveries, a 31% é year-over-year
7,861	Net New Home Contracts Achieved 7,861 net new home contracts, a 39% é year-over-year

STRATEGIC

✓	Continued to Focus on Entry Level Price Points Continued to emphasize entry level price points, with the average sales price of homes delivered and in backlog of $310,200 and $308,100, respectively
✓	Continued to Expand our Geographic Footprint Expanded our presence to 17 states, including Iowa, Indiana, Michigan and Ohio
✓	Accelerated Financial Services Business Achieved revenue of $43.3 million and pre-tax income of $10.7 million, a 37% é , and 22% é, respectively, year-over-year

Century Communities, Inc. – 2020 Proxy Statement	38

Fiscal 2019 Compensation Actions and Outcomes

One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executives with those of our stockholders and by emphasizing pay for performance in our compensation programs.  2019 compensation actions and incentive plan outcomes based on the performance described above are summarized below:

Pay Element	2019 Actions
Base Salary	• Our Co-CEOs received no base salary increases. • Our CFO received no base salary increase.
Short-Term Incentive
•  The threshold, target and maximum short-term incentive award opportunities remained the same as in 2018 for our Co-CEOs and CFO.

•  Performance metrics were revenue (40%), EBITDA, as adjusted (40%), and closings (20%), in each case adjusted to exclude acquisitions, for our Co-CEOs, and revenue (30%), EBITDA, as adjusted (30%), closings (15%), in each case adjusted to exclude acquisitions, and individual goals (25%) for our CFO.

•  Payouts were at the maximum  payout level, based on fiscal 2019 performance:

Metric*	Target	Maximum	Actual*
Revenue	$2.26 bil.	$2.48 bil.	$2.54 bil.
EBITDA, as adjusted	$190.2 mil.	$209.2 mil.	$224.5 mil.
Closings	7,051	7,756	8,000

*Adjusted to exclude acquisitions
Long-Term Incentives
•  The threshold, target, above target and maximum long-term incentive (LTI) award opportunities remained the same as in 2018 for our Co-CEOs and CFO.

•  The 2019 LTI program consisted of 60% performance share unit (PSU) awards and 40% time-vested restricted stock unit (RSU) awards.  The PSU awards vest and are paid out in shares of our common stock upon the achievement of a threshold three-year (2019-2021) cumulative adjusted pre-tax income goal and will be subject to a one-year mandatory holding period.  The RSU awards vest in three equal annual installments.

•  Our NEOs also received an RSU award in February 2019 as a payout under a 2016 LTI program based primarily on the achievement, at maximum with kicker payout level, of a previously established adjusted pre-tax income performance goal for the three-year period ended December 31, 2018.

Metric*	Target	Maximum	Maximum with Kicker	Actual
Adjusted pre-tax income	$225.1 mil.	$247.6 mil.	$281.4 mil.	$369.1 mil.

•  In February 2020, our NEOs received an RSU award as a payout under a 2017 LTI program based primarily on the achievement, at maximum with kicker payout level, of a previously established adjusted pre-tax income goal for the three-year period ended December 31, 2019.

Metric*	Target	Maximum	Maximum with Kicker	Actual
Adjusted pre-tax income	$256.5 mil.	$282.2 mil.	$320.6 mil.	$449.1 mil.

*Adjusted to exclude acquisition-related expenses, bonus expense, loss from debt extinguishment, impairments and certain other nonrecurring expenses.

Century Communities, Inc. – 2020 Proxy Statement	39

Pay Element	2019 Actions

The grant of RSUs settled in respect of the pre-2018 LTI programs are deemed to occur in 2018, 2019 and 2020, respectively (not at the earlier time when the performance metrics were established).  By contrast, starting with the PSU component of the LTI program for 2018, the grant is reflected in the year the metrics are established.  Due to this transition in how we account for our LTI program, the equity compensation component of our NEOs’ total compensation, as calculated per SEC rules, reflects (or will reflect) a substantial increase in 2018, 2019 and 2020, compared to 2017, even though the NEOs’ year-over-year actual compensation did not materially increase.

Other Compensation Related Actions	• Over 94% of votes cast at our 2019 Annual Meeting of Stockholders were in favor of our annual say-on-pay vote.

COMPENSATION HIGHLIGHTS AND BEST PRACTICES

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our stockholders.

What We Do	What We Don’t Do
✓ Structure our executive officer compensation so that a significant portion of pay is at risk	No guaranteed salary increases or bonuses
✓ Emphasize long-term performance in our equity-based incentive awards	No excessive perquisites
✓ Use a mix of performance measures and caps on payouts	No repricing of stock options unless approved by stockholders
✓ Maintain a robust clawback policy covering cash and equity incentive compensation paid to current and former executives	No discretionary bonuses
✓ Require a double-trigger for equity acceleration upon a change of control	No tax gross-ups
✓ Maintain a competitive compensation package	No excise tax gross-ups
✓ Have robust stock ownership guidelines and stock retention requirements for executive officers	No pledging of Century securities
✓ Require minimum vesting periods on equity awards	No short sales or derivative transactions in Century stock, including hedges
✓ Hold an annual say-on-pay vote	No current payment of dividends on unvested awards

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COMPENSATION PHILOSOPHY

Given the small size of Century’s executive team, each executive has assumed responsibilities beyond what is generally found for similar executives in comparable companies.  Many of these additional responsibilities directly impact the growth of Century.  Further, Century emphasizes performance-based compensation elements, with superior performance resulting in above-market pay, and underwhelming performance resulting in below-market pay.

As such, the Compensation Committee has determined that fixed compensation (i.e., base salary) should be targeted at the market median, with performance-based incentive compensation opportunities resulting in total direct compensation that ranges from well below the market median to the top quartile of the market (based on performance).  The Compensation Committee has determined that target award levels will align total direct compensation at the market median, and maximum award levels, if earned, will align total direct compensation at or above the market 75th percentile.

COMPETITIVE CONSIDERATIONS AND USE OF MARKET DATA

We strive to compensate our executive officers competitively relative to industry peers.  To ensure reasonableness and competitiveness of our executive compensation packages relative to the industry, the Compensation Committee regularly evaluates our peer group with the aid of our independent external compensation consultant and with input from management.  Data from our peer group, therefore, is considered in the compensation benchmarking process as one input in helping to determine appropriate pay levels.

In establishing compatibility between Century and the members of our peer group, the following three factors are considered:

Industry	Revenue	Market Capitalization	Enterprise Value

Based on these considerations, the following 11 companies in the “homebuilding” industry were selected by the Compensation Committee, upon recommendation of its compensation consultant, FW Cook, in October 2018 as members of our peer group for purposes of analyzing the market competitiveness of our 2019 executive compensation program:

AV Homes Inc.	LGI Homes, Inc.	Taylor Morrison Home Corporation
Beazer Homes USA, Inc.	M.D.C. Holdings, Inc.	TRI Pointe Group, Inc.
Hovnanian Enterprises, Inc.	M/I Homes, Inc.	William Lyon Homes
KB Home	Meritage Homes Corporation

There were no changes to the peer group from the prior year. All of these companies are public companies in the homebuilding industry whose business model involves development, design, construction of homes and/or development of land and that have annual revenues and a market capitalization generally within a range of our annual revenues and market capitalization.  As of September 2018, which when the peer group was recommended by FW Cook, we ranked at the 50th percentile of our peer group for revenue, 50th percentile for projected 2019 revenue, 42nd percentile for market capitalization and 40th percentile for enterprise value.  While at that time, AV Homes Inc. had agreed to be acquired by Taylor Morrison Home Corporation, it was determined to keep AV Homes Inc. as a peer company at that time since compensation data was still available. In constructing this peer group, the Compensation Committee also considered whether to include companies that disclosed Century as a peer, companies that appear in the peer groups of our peer companies and companies that Institutional Shareholder Services (ISS) considers a peer of ours in its latest voting recommendations report.

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SAY-ON-PAY VOTE

At our 2019 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal and a say-on-frequency proposal. Over 94% of the votes cast were in favor of our say-on-pay proposal and our stockholders were overwhelmingly in favor of an annual say-on-pay vote.

In designing the compensation program for 2020, the Compensation Committee considered the results of the 2019 say-on-pay vote, our ongoing dialogue with stockholders and investors, internal considerations such as consistency from year to year, and an evaluation of peer practices.  After consideration, the Compensation Committee concluded that, for 2020, it was appropriate to maintain the existing compensation mix for our NEOs since our 2019 compensation program continued to tie the majority of our NEOs’ compensation to performance metrics that support the Company’s growth strategy.

STOCKHOLDER ENGAGEMENT

While the Board is encouraged by the results of our 2019 say-on-pay vote where the vast majority of our stockholders supported our compensation program design, the Board nonetheless continued to seek stockholder feedback throughout 2019.  Over the course of the year, our executives held more than 200 meetings with stockholders, including 9 of our top 10 stockholders that are actively managed funds.  Members of management participated in each meeting.  One of the objectives of these engagement sessions was to solicit feedback on aspects of our executive compensation program.  Stockholder feedback was relayed directly to the Compensation Committee and full Board, which considered that feedback while evaluating opportunities to further enhance our executive compensation programs.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

During 2019, our executive compensation program consisted of several key elements, which are described in the table below along with the key characteristics of, and the purpose for, each element.  The following table also describes any key 2019 changes to each of these elements.

Element	Key Characteristics	Purpose	Key 2019 Changes
Base Salary (Fixed, Cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.	Provides a source of fixed income that is market competitive and reflects scope and responsibility of the position held.	No base salary increases for our Co-CEOs or CFO.
Short-Term Incentive (STI) (Variable, Cash)	A variable, short-term element of compensation that is payable in cash, based on achievement of key pre-established annual corporate financial goals, and for our CFO, individual goals.	Motivates and rewards our executives for achievement of annual financial and other goals intended to achieve our annual business plan objectives.
The threshold, target and maximum short-term incentive award opportunities remained the same for our Co-CEOs and CFO.

2019 performance metrics were the same as 2018. Like last year, our CFO also had individual performance metrics.

Payouts were at the maximum payout level based on fiscal 2019 performance.

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Element	Key Characteristics	Purpose	Key 2019 Changes
Long-Term Incentives (LTI) (Variable, Restricted Stock Unit and Performance Share Unit Awards)	A variable, long-term element of compensation that is provided 60% in the form of PSU awards and 40% in the form of time-vested RSU awards.
Aligns the interests of our executives with our stockholders; encourages our executives to focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promotes retention of our executives; and encourages significant ownership of our common stock.

The LTI award opportunities remained the same for our Co-CEOs and CFO, with the target LTI award opportunity at 250% of base salary for each of our Co-CEOs and 220% of base salary for our CFO.

Consistent with last year, our LTI program consists of 60% PSU awards and 40% time-vested RSU awards. The PSU awards vest and are paid out in shares of our common stock upon the achievement of a threshold three-year (2019-2021) cumulative adjusted pre-tax income goal and will be subject to a one-year mandatory holding period. The RSU awards vest in three equal annual installments.

Perquisites	Includes an automobile and cell phone allowance, term life insurance, and aircraft time sharing arrangements.	Assists in allowing our executives to more efficiently utilize their time and support them in effectively contributing to our Company success.	No significant changes.
Retirement Benefits	Includes a unqualified defined contribution retirement plan with a discretionary Company match.	Provides an opportunity for employees to save and prepare financially for retirement.	No significant changes.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in 2019.  The compensation paid to our NEOs is governed, in part, by written employment agreements with them, which are described below under “Executive Compensation—Employment and Other Agreements.”

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PAY FOR PERFORMANCE AND PAY MIX

We seek to motivate management to achieve improved financial performance of our Company through incentive plans that reward higher performance with increased incentive payouts and hold management accountable for financial performance that falls below targeted levels by paying reduced or no incentive payouts.  Accordingly, in general, our executive compensation program emphasizes variable, at-risk, pay elements as a significant portion of each NEO’s total compensation package.

The breakdown of variable, at-risk, pay (broken out between target annual short-term incentives and long-term incentives) compared to fixed pay (i.e., base salary) reported for 2019 in the Summary Compensation Table for our Co-CEOs and CFO is as follows:

NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Purpose: Base salary is designed to compensate our NEOs at a fixed level of compensation that provides some financial certainty and security for our NEOs, and also serves as a retention tool throughout the executive’s career.

Competitive Positioning:  In setting base salaries, the Compensation Committee considers many factors, including each executive’s roles and responsibilities, unique skills, future potential with Century, salary levels for similar positions in our market and internal pay equity.  While a Co-CEO executive structure is not commonly found in the marketplace, we believe our leadership structure is appropriate in light of our historical growth and expected future development.  Further, the small number of executive officers at Century and the absence of other leadership positions within Century’s executive team, such as a Chief Operating Officer, that are otherwise generally found on the leadership teams of other companies, requires our executives to perform multiple roles and take on additional responsibilities that would otherwise not be required of CEOs and CFOs.  As such, when determining compensation amounts for the year, the Compensation Committee takes into account these factors and the fact that Century has two Co-CEOs who each perform a broad range of duties which would generally be spread over a number of executive positions as described above.

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Our goal is to target the market median as our strategic target for base salary.  We review each executive’s base salary and performance every year to determine whether base salary should be adjusted.  Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments.  Under their employment agreements, the base salaries of our Co-CEOs may not be adjusted downward.

While the Compensation Committee applies general compensation concepts when determining the competitiveness of our executives’ salaries, the Compensation Committee generally considers base salaries as being competitive when they are within approximately 10% of the stated market target.

2019 Review:  The Compensation Committee reevaluated NEO compensation relative to the market data in early 2019 and determined to maintain the base salaries of our Co-CEOs and CFO.

Named Executive Officer	2018 Base Salary ($)	2019 Base Salary ($)	Change (%)
Dale Francescon	850,000	850,000	0.0%
Robert J. Francescon	850,000	850,000	0.0%
David L. Messenger	550,000	550,000	0.0%

Short-Term Incentive – Annual Cash Bonus

Purpose:  Our short-term incentive, or annual cash bonus program, is designed to reward the achievement of specific annual financial and operational objectives.  Annual cash bonuses are designed to incentivize our NEOs at a variable level of compensation based on Century’s performance, as well as, in the case of our CFO, individual performance.

Competitive Positioning:  Our strategy is to target the market median for short-term incentives for performance that meets expected levels and to target total cash compensation (base salary plus target STI) at the market median, with potential to exceed the market median for above target performance.  We have established a range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes.

2019 STI Awards: For 2019, the threshold, target and maximum STI opportunities for our NEOs were as follows:

Named Executive Officer	Threshold	Target	Maximum
Dale Francescon	87.5% of target	175% of base salary	350% of target
Robert J. Francescon	87.5% of target	175% of base salary	350% of target
David L. Messenger	50% of target	100% of base salary	200% of target

No changes for 2019 were made to the threshold, target, or maximum award opportunities for our Co-CEOs or CFO.

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The performance metrics that applied for the 2019 STI plan are described in the table below.

Named Executive Officer	2019 Performance Metrics
Co-CEOs	40% revenue 40% EBITDA, as adjusted 20% closings
CFO	30% revenue 30% EBITDA, as adjusted 15% closings 25% individual performance goals: treasury and leverage management

In considering the performance metrics that should apply in calculating our Co-CEOs’ STI awards, the Compensation Committee determined that the performance metrics should be based on overall Company performance as opposed to individual performance.  The Compensation Committee furthermore determined that the most important measures of Company success, which should form the basis of our Co-CEOs’ STI awards, were revenue, EBITDA, as adjusted, and number of closings.  In considering the performance metrics that should apply in calculating our CFO’s STI award, the Compensation Committee determined that his STI award should be based, in part, on the same Company performance metrics as our Co-CEOs to align the entire executive team, as well as individual performance goals.

The Company financial performance metrics, and the performance levels attached to each, as well as actual performance, are reflected in the following table.

Company Performance Metric*	Threshold	Target	Maximum	Actual
Revenue	$ 2.03 billion	$ 2.26 billion	$ 2.48 billion	$ 2.54 billion
EBITDA, as adjusted(1)	$ 171.1 million	$ 190.2 million	$ 209.2 million	$ 234.1 million
Closings	6,346	7,051	7,756	8,000

(1)
This is a non-GAAP financial measure. EBITDA, as adjusted is calculated by excluding interest expense, income tax expense, depreciation and amortization from net income and also excluding executive bonuses, acquisition expenses, purchase price adjustments, impairments, 45L certification costs and the impact of new markets.

In determining the threshold, target and maximum goals for each performance metric, the Compensation Committee set the target for each metric using Century’s projected business plan for 2019 (i.e., as the amount in the target business plan approved by the Board).  Threshold was set at 90% of target, and maximum was set at 110% of target.  If the threshold level was not achieved with respect to a given performance metric, then no payout was made with respect to that metric.  The projected business plan for 2019 was approved by the Board in March 2019 and took into consideration Century’s 2019 financial outlook at that time, which consistent with the national housing market, was uncertain in light of interest rates and the U.S. macroeconomic environment at that time.  The business plan also incorporated Century’s strategy to continue to invest in more affordable price point offerings including through both our Century Communities and former Wade Jurney Homes brands, as well as the anticipated costs related to the office relocation and system conversion of the former Wade Jurney Homes business.  After careful consideration and with the input of the Compensation Committee’s independent compensation consultant, the Compensation Committee determined that it was appropriate to set the target level for the EBITDA, as adjusted, metric at a level slightly lower than the prior year actual result, but consistent with Century’s 2019 operating plan approved by the Board, 2019 financial outlook expectation for year over year contraction in adjusted gross margin percentage, and strategy to offer more affordable price point offerings.  The target and maximum goals for revenue and the threshold, target and maximum goals for closings were set at a higher level than 2018 actual results, reflecting the planned improvement in revenue and closings as a result of the inclusion of full year results of Wade Jurney Homes and the expansion of our offering of affordably priced homes.

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For 2019, our NEOs earned cash bonuses based on maximum performance for revenue, adjusted EBITDA, and closings, and our CFO earned a cash bonus based on these same corporate metrics as well as individual goals, which were at maximum performance, resulting in an STI award payout for each of our NEOs at the maximum payouts. The individual performance goals for our CFO were based on treasury and leverage management. In determining a maximum level of performance, the Compensation Committee noted the CFO’s critical role in strengthening Century’s balance sheet, including management of the Company’s At-the-Market (ATM) program, the completion of a private offering of $500.0 million aggregate principal amount of 6.750% Senior Notes due 2027 and the extinguishment of $385.0 million in outstanding principal of our 6.875% Senior Notes due 2022, and the extension of the maturity date on our revolving credit facility to April 2023, along with the addition of a $110.0 million accordion component.

The table below shows the various levels of payout and the actual level of payout for STI cash awards made in February 2020 for each of our NEOs for 2019 performance.

Named Executive Officer	Threshold Payout ($)	Target Payout ($)	Maximum Payout ($)	Actual Payout ($)
Dale Francescon	743,750	1,487,500	2,975,000	2,975,000
Robert J. Francescon	743,750	1,487,500	2,975,000	2,975,000
David L. Messenger	275,000	550,000	1,100,000	1,100,000

Long-Term Incentives – 2019 Program

Purpose: Our long-term incentive program is designed to reward NEOs for the achievement of specific financial objectives, recognize their efforts on our behalf, and provide an additional incentive and retention element to their overall compensation package. Our LTI program is also intended to align the interests of our executives with our stockholders.

Competitive Positioning: We target the market median for our target LTI program and may pay above the median if performance exceeds target.

LTI Awards and Plan Mechanics: The target LTI award opportunity for each of our Co-CEOs was 250% of base salary and approximately 220% of base salary for our CFO for 2019. Our LTI program for 2019 consisted of a mix of PSU and RSU awards. The PSU and RSU awards were granted under the Century Communities, Inc. 2017 Omnibus Incentive Plan and represent the right to receive Century common stock upon vesting. The PSU awards will vest and be paid out upon the achievement of a cumulative adjusted pre-tax income goal over three years and the RSU awards will vest and be paid in three equal annual installments. Once paid out, the shares underlying the PSU awards will be subject to a mandatory one-year holding period.

2019 LTI Award Opportunity: For the 2019 LTI awards, the Compensation Committee first determined a target LTI value for each executive based on a percentage of base salary and then delivered 60% of this value in PSU awards and 40% in time-based RSU awards.

	Performance-based (60%)				Time-based (40%)
Named Executive Officer	Threshold (50%)	Target (100%)	Above Target (200% for Co-CEOs and 150% for CFO)	Maximum (250% for Co-CEOs and 200% for CFO)	Number of RSUs	Total Target LTI Value
Dale Francescon	26,152 shares ($630,000)	52,304 shares ($1,260,000)	104,608 shares ($2,520,000)	130,760 shares ($3,150,000)	34,869 shares ($840,000)	$2,100,000
Robert J. Francescon	26,152 shares ($630,000)	52,304 shares ($1,260,000)	104,608 shares ($2,520,000)	130,760 shares ($3,150,000)	34,869 shares ($840,000)	$2,100,000

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	Performance-based (60%)				Time-based (40%)
Named Executive Officer	Threshold (50%)	Target (100%)	Above Target (200% for Co-CEOs and 150% for CFO)	Maximum (250% for Co-CEOs and 200% for CFO)	Number of RSUs	Total Target LTI Value
David L. Messenger	14,944 shares ($360,000)	29,888 shares ($720,000)	44,832 shares ($1,080,000)	59,776 shares ($1,440,000)	19,925 shares ($480,000)	$1,200,000

Long-Term Incentives – Payouts from 2016 Grants

Background: As described above, prior to 2018, our LTI program included cash-denominated awards approved at the same time as performance goals, with RSUs granted in settlement of the awards following the end of the performance period. Starting with our 2018 LTI program, and continuing with our 2019 LTI program, our NEOs received a mix of PSU awards and time-vested RSU awards. The use of PSU awards led to a change in the accounting for our LTI program, resulting in a substantial increase in reported equity-based compensation for our NEOs in 2019 and 2018 compared to 2017, even though the NEOs’ actual year-over-year compensation did not materially increase. As a result of the accounting treatment for the PSU awards and time-vested RSU awards, the entire grant date fair values of these awards are included in the “Stock Awards” column of the Summary Compensation Table, amounting to approximately $2.0 million for each of our Co-CEOs and $1.1 million for our CFO for 2019. Under our prior accounting treatment, the PSU awards would have been reported in a future year. Under the accounting rules, the 2019 payout in RSU awards of the 2016 LTI program was deemed to have occurred in 2019 (not at the earlier time when the performance metric was set), which resulted in an additional $3.0 million in grant date fair value included in the “Stock Awards” column of the Summary Compensation Table for each of our Co-CEOs and $1.1 million for our CFO for 2019. Similarly, under the accounting rules, the 2018 payout in RSU awards of the 2016 LTI program was deemed to have occurred in 2018 (not at the earlier time when the performance metric was set), which resulted in an additional $2.0 million in grant date fair value included in the “Stock Awards” column of the Summary Compensation Table for each of our Co-CEOs and $800,000 for our CFO for 2018. Because of the three-year performance period of our 2017 LTI program, the grant of time-based RSU awards in February as payouts of prior LTI programs will continue through 2020, resulting in inflated equity compensation numbers each year through 2020, with normalization occurring in 2021.

2019 LTI Award as Payout from 2016 LTI Program. As part of our prior LTI program, in February 2019, the Compensation Committee granted RSU awards as payouts under our prior LTI program. For these RSU awards, the Compensation Committee had established the following threshold, target, maximum, and maximum with kicker LTI award opportunities for our Co-CEOs and CFO:

Named Executive Officer	Threshold	Target	Maximum	Maximum with Kicker
Dale Francescon	50% of target	150% of base salary	200% of target	250% of target
Robert J. Francescon	50% of target	150% of base salary	200% of target	250% of target
David L. Messenger	50% of target	100% of base salary	200% of target	250% of target

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The performance-based metric used for the February 2019 RSU award grants was cumulative adjusted pre-tax income for the three years ended December 31, 2018 in comparison to the following pre-established performance levels:

Performance Metric	Threshold ($)	Target ($)	Maximum ($)	Maximum with Kicker ($)	Actual ($)
Adjusted pre-tax income(1)	202.6 million	225.1 million	247.6 million	281.4 million	369.1 million

(1)	This is a non-GAAP financial measure. Adjusted pre-tax income is calculated by excluding bonus expense, acquisition expense, purchase accounting adjustment, and impairments.

Because our achieved three-year cumulative adjusted pre-tax income exceeded the pre-established maximum with kicker performance level, our NEOs received an actual LTI award based on maximum with kicker performance. While the Compensation Committee had discretion in the grant of these awards and reserved the right to factor in additional performance criteria, this discretion was not exercised, and no additional adjustments were made to these RSU award grants.

The table below shows the various levels of LTI award opportunities and the actual LTI award value and number of RSUs earned by each of our NEOs in February 2019.

Named Executive Officer	Threshold LTI Award Value ($)	Target LTI Award Value ($)	Maximum LTI Award Value ($)	Maximum with Kicker LTI Award Value ($)	Actual LTI Award Value ($)	Number of RSUs (#)
Dale Francescon	600,000	1,200,000	2,400,000	3,000,000	3,000,000	126,636
Robert J. Francescon	600,000	1,200,000	2,400,000	3,000,000	3,000,000	126,636
David L. Messenger	225,000	450,000	900,000	1,125,000	1,125,000	47,488

These RSU awards granted in February 2019 vested on the one-year anniversary of the grant date.

2020 LTI Award as Payout from 2017 LTI Program. Similarly, as part of our prior LTI program, in February 2020, the Compensation Committee granted RSU awards as payouts under our prior LTI program. For these RSU awards, the Compensation Committee had established the following threshold, target, maximum and maximum with kicker LTI award opportunities for our Co-CEOs and CFO:

Named Executive Officer	Threshold	Target	Maximum	Maximum with Kicker
Dale Francescon	50% of target	105% of base salary	200% of target	315% of target
Robert J. Francescon	50% of target	105% of base salary	200% of target	315% of target
David L. Messenger	50% of target	70% of base salary	200% of target	315% of target

The performance-based metric used for the February 2020 RSU award grants was cumulative adjusted pre-tax income for the three years ended December 31, 2019 in comparison to the following pre-established performance levels:

Performance Metric	Threshold ($)	Target ($)	Maximum ($)	Maximum with Kicker ($)	Actual ($)
Adjusted pre-tax income(1)	230.8 million	256.5 million	282.2 million	320.6 million	449.1 million

(1)	This is a non-GAAP financial measure. Adjusted pre-tax income is calculated by excluding bonus expense, acquisition expense, purchase accounting adjustment, impairments, 45L certification and loss from debt extinguishment.

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Because our achieved three-year cumulative adjusted pre-tax income exceeded the pre-established maximum with kicker performance level, our NEOs received an actual LTI award based on maximum with kicker performance. While the Compensation Committee had discretion in the grant of these awards and reserved the right to factor in additional performance criteria, this discretion was not exercised, and no additional adjustments were made to these RSU award grants.

The table below shows the various levels of LTI award opportunities and the actual LTI award value and number of RSUs earned by each of our NEOs in February 2020. These awards will be reflected in the 2020 Summary Compensation Table and Grants of Plan-Based Awards Table.

Named Executive Officer	Threshold LTI Award Value ($)	Target LTI Award Value ($)	Maximum LTI Award Value ($)	Maximum with Kicker LTI Award Value ($)	Actual LTI Award Value ($)	Number of RSUs (#)
Dale Francescon	446,250	892,500	1,785,000	2,805,000	2,805,000	89,933
Robert J. Francescon	446,250	892,500	1,785,000	2,805,000	2,805,000	89,933
David L. Messenger	166,250	332,500	665,000	1,045,000	1,045,000	33,504

These RSU awards granted in February 2020 will vest on the one-year anniversary of the grant date.

Long-Term Incentives – Supplemental Adjusted Summary Compensation Table

As previously discussed, due to the transition in how we account for our LTI program, the reported equity compensation component of our NEOs’ total compensation increased substantially in 2019 and 2018 compared to 2017, even though the NEOs’ year-over-year actual compensation did not materially increase. The following is summary compensation information for our NEOs that is reflective of the Compensation Committee’s pay decisions for the applicable fiscal years. The values in the table do not include the grant date fair values of the February 2019 and February 2018 RSU award payouts under our prior LTI program in the “Stock Awards” column. Given this adjustment, the information presented in the table below does not meet SEC requirements for the Summary Compensation Table. This information is supplemental to, and not a substitute for, the compensation information reported in the Summary Compensation Table. Stockholders are advised to read this Adjusted Summary Compensation Table in conjunction with the Summary Compensation Table, beginning on page 55 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total(1 ($)
Dale Francescon	2019	850,000	0	1,991,205	2,975,000	73,460	5,889,665
Chairman of the Board and Co-Chief Executive Officer	2018 2017	850,000 839,453	0 0	2,014,306 1,275,006	2,506,812 2,550,000	81,558 61,396	5,452,676 4,725,855

Robert J. Francescon	2019	850,000	0	1,991,205	2,975,000	73,025	5,889,230
Co-Chief Executive	2018	850,000	0	2,014,306	2,506,812	81,420	5,452,538
Officer and President	2017	839,453	0	1,275,006	2,550,000	61,258	4,725,717

David L. Messenger	2019	550,000	0	1,137,828	1,100,000	13,156	2,800,984
Chief Financial Officer and Secretary	2018 2017	525,000 469,727	0 0	1,151,016 474,992	951,686 950,000	7,002 13,570	2,634,704 1,908,289

(1)	The Stock Awards and Total numbers for 2018 reflect the correction of an overstatement reflected in last year’s proxy statement due to the use of the gross grant date fair value amounts rather than the discounted grant date fair valued amounts resulting from the mandatory one-year holding period on the shares issuable upon vesting of the RSU awards.

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Other Benefits

In 2019, our NEOs had the opportunity to participate in a qualified defined contribution retirement plan on the same basis as our other employees. We believe this plan provides an opportunity for our executives to plan for and meet their retirement savings needs. We do not provide any pension arrangements, nonqualified defined contribution, or other deferred compensation plans.

We provide our NEOs with modest perquisites to attract and retain them and to allow them to more efficiently utilize their time and to support them in effectively contributing to the success of our Company. The perquisites provided to our NEOs during 2019 included an automobile and cellular telephone allowance and, in the case of our Co-CEOs, reimbursements for term life insurance premiums. When it is not being used for Company purposes, the NEOs may use the corporate aircraft for non-Company purposes. In the event of such use, the NEOs are required to reimburse the Company at a lease rate equal to the aggregate incremental per hour cost of each flight pursuant to the terms of their aircraft time sharing agreements. We believe these benefits are an important part of our overall compensation program and help us accomplish our goal of attracting, retaining, and rewarding top executive talent.

Employment Agreements, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS, and POST-TERMINATION RESTRICTIONS

We have entered into employment agreements with each of our NEOs. These employment agreements are described under “Executive Compensation—Employment and Other Agreements.” The purpose of these agreements is to define the essential terms of these executives’ employment relationships in a manner that will protect our business and other interests and the interests of the executive, including in the event his employment is terminated upon certain events. The severance provisions in the agreement are intended to induce these executives to continue employment with our Company and to retain them and provide consideration to them for certain restrictive covenants that apply following a termination of employment. Additionally, we entered into these agreements because they provide us valuable protection by subjecting these executives to restrictive covenants that prohibit the disclosure of confidential information during and following their employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following a termination of their employment. The receipt of any severance by these executives is conditioned upon his execution of a release of claims.

In October 2018, we amended and restated the employment agreements with our Co-CEOs, the primary purpose of which was to modify the definition of “retirement” to extend by two years (to November 1, 2020) the earliest date after which the executive may terminate employment for retirement and receive certain benefits in connection therewith so as to avoid a requirement to recognize immediately the full stock-based accounting expense associated with equity awards held by such executives. We also made certain other changes to these agreements, including extending the term by two years by imposing a new five-year term, reflecting their current base salaries and annual bonus opportunities, and revising their cash severance provisions.

To encourage continuity, stability, and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in our employment agreements with our NEOs. These provisions provide our NEOs certain payments and benefits in the event of a termination of their employment in connection with a change in control. These additional payments and benefits will not be triggered just by a change in control, but require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements. These “double trigger” change in control protections are intended to induce executives to accept or continue employment with our Company, provide consideration to executives for certain restrictive covenants that apply following termination of employment, and provide continuity of management in connection with a threatened or actual change in control transaction. If the employment of one of our NEOs is terminated by Century without cause or by him for good reason 24 months following or in the case of our Co-CEOs, within six months preceding, a change in control, the executive will be entitled to receive a severance payment and certain benefits. The receipt of any severance is conditioned upon the executive’s execution of a release of claims.

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We believe these change in control arrangements with our NEOs are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller public company where there is a meaningful likelihood that the company may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our Company, might consider seeking employment alternatives to be less risky than remaining with our Company through the transaction. We believe that relative to our Company’s overall value, our potential change in control benefits are relatively small and are aligned with current peer company practices.

Risk Assessment

As a result of our assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our executives (and other employees) to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company. For more information on this assessment, see the discussions under “Executive Compensation—Compensation Risk Assessment.”

Clawback Policy

In November 2018, we adopted a new, robust clawback policy pursuant to which we may recover cash and equity incentive compensation from current or former officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly and resulted in a financial restatement.

Executive Stock Ownership Guidelines

We have established stock ownership guidelines that are intended to further align the interests of our NEOs with those of our stockholders. A stock ownership target for each of our NEOs has been set at that number of shares of our Century common stock with a value equal to a multiple of the NEO’s annual base salary. All of our NEOs are in compliance with our stock ownership guidelines.

Named Executive Officer	Stock Ownership Target as a Multiple of Base Salary	In Compliance?
Dale Francescon	6x	Yes
Robert J. Francescon	6x	Yes
David L. Messenger	3x	Yes

ANTI-HEDGING AND PLEDGING Policy

Century considers it improper and inappropriate for those employed by the Company to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, our insider trading policy prohibits certain of our employees, including our NEOs, from engaging in any hedging transactions, short sales, transactions in publicly traded options, such as puts, calls and other derivatives, or short-term trading. Our insider trading policy also prohibits certain of our employees, including our NEOs from pledging our common stock. Our anti-hedging and pledging policy is described later in this proxy statement under “Executive Compensation—Anti-Hedging and Pledging Policy.”

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Tax CONSIDERATIONS

Prior to the enactment of the Tax Cuts and Jobs Act (Tax Act), in designing our executive compensation program, we considered the deductibility of executive compensation under Code Section 162(m). The Tax Act, among other things, repealed the exemption from Code Section 162(m)’s $1 million deduction limit for “performance-based” compensation for taxable years beginning after December 31, 2017, other than with respect to certain “grandfathered” arrangements entered into prior to November 2, 2017. Some of our compensation plans were designed with the intention of satisfying the requirements for “performance-based” compensation as defined in Code Section 162(m) prior to the effective date of the Tax Act so that such awards would be exempt from the Code Section 162(m) deduction limitation. While we designed these plans to operate in this manner, the exemption is no longer available for performance-based awards paid in tax years beginning after 2017 (other than with respect to certain “grandfathered” arrangements as noted above). Further, as to any grandfathered arrangements, the Compensation Committee may administer the plans in a manner that does not satisfy the Code Section 162(m) performance-based compensation requirements in order to achieve a result that the Compensation Committee determines to be appropriate, including by revising performance goals and/or adjustment events as needed to ensure our pay practices continue to align with performance.

How We Make Compensation Decisions

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy. The Compensation Committee, its independent external compensation consultant, and management all have a role in decision-making for executive compensation. The following table summarizes their roles and responsibilities.

Responsible Party	Roles and Responsibilities
Compensation Committee (Comprised solely of independent directors and reports to the Board of Directors)

●   Oversees all aspects of our executive compensation program.

●   Annually reviews and approves our corporate goals and objectives relevant to Co-CEO compensation.

●   Evaluates each Co-CEO’s performance in light of such goals and objectives, and determines and approves his compensation based on this evaluation.

●   Determines and approves all executive officer compensation, including salary, bonus, and equity and non-equity incentive compensation.

●   Administers our equity and incentive compensation plans and reviews and approves all equity awards and executive incentive payouts.

●   Reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking.

●   Evaluates market competitiveness of each executive’s compensation.

●   Evaluates proposed changes to our executive compensation program.

●   Assists the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans.

●   Has sole authority to hire consultants, approve their fees, and determine the nature and scope of their work.

Independent External Compensation Consultant (Frederic W. Cook & Co., Inc.) (Independent under NYSE listing standards and reports to the Compensation Committee)

●   Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.

●   Reviews total compensation strategy and pay levels for executives.

●   Examines our executive compensation program to ensure that each element supports our business strategy.

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Responsible Party	Roles and Responsibilities
● Assists in selection of peer companies and gathering competitive market data. ● Provides advice with respect to our equity-based compensation plans.
Co-Chief Executive Officers (With the support of other members of the management team)

●   Review performance of other executive officers and make recommendations with respect to their compensation.

●   Confer with the Compensation Committee and compensation consultant concerning design and development of compensation and benefit plans.

●   Provide no input or recommendations with respect to their own compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with our management. Based on this review and these discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2019.

COMPENSATION COMMITTEE
James M. Lippman, Chair
John P. Box
Keith R. Guericke

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table set forth below summarizes the compensation information for each of the individuals who served as a “principal executive officer” or “principal financial officer” during 2019. Our Co-CEOs and CFO are our only executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2) (3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(3)
Dale Francescon	2019	850,000	0	4,991,212	2,975,000	73,460	8,889,672
Chairman of the Board and Co-Chief Executive Officer	2018 2017	850,000 839,453	0 0	4,014,313 1,182,500	2,506,812 2,550,000	81,558 61,396	7,452,683 4,633,349

Robert J. Francescon	2019	850,000	0	4,991,212	2,975,000	73,025	8,889,237
Co-Chief Executive	2018	850,000	0	4,014,313	2,506,812	81,420	7,452,545
Officer and President	2017	839,453	0	1,182,500	2,550,000	61,258	4,633,211

David L. Messenger	2019	550,000	0	2,262,819	1,100,000	13,156	3,925,975
Chief Financial Officer and Secretary	2018 2017	525,000 469,727	0 0	1,901,011 442,496	951,686 950,000	7,002 13,570	3,384,699 1,875,793

(1)	We did not pay any discretionary bonuses or bonuses that are subjectively determined to any NEOs in any of the years presented. Annual cash bonuses, reported in the “Non-Equity Incentive Plan Compensation” column, are based on performance, which is measured against pre-established performance goals.

(2)	Amounts reported for 2019 and 2018 represent the grant date fair value of RSU and PSU awards granted to our NEOs, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. These are not amounts paid to or realized by the NEOs. We caution that the amounts reported in the table for stock awards and, therefore, total compensation may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including Company performance and stock price. The grant date fair value of the PSU awards assumes target levels of performance. The grant date fair value of the 2019 PSU awards assuming maximum levels of performance are as follows: Mr. Dale Francescon ($2,878,028); Mr. Robert Francescon ($2,878,028); and Mr. Messenger ($1,315,670). The grant date fair value of the 2018 PSU awards assuming maximum levels of performance are as follows: Mr. Dale Francescon ($2,935,804); Mr. Robert Francescon ($2,935,804); and Mr. Messenger ($1,342,084).

Under the accounting rules, the grant of the February 2019 RSU awards was deemed to occur in 2019, and the grant of the February 2018 RSU awards was deemed to occur in 2018 (not at the earlier times when the performance metrics were set), which resulted in an additional $3.0 million and $2.0 million in grant date fair value included in the “Stock Awards” column for each of our Co-CEOs for 2019 and 2018, respectively, and $1.1 million and $0.7 million for our CFO for 2019 and 2018, respectively. The Stock Awards and Total numbers for 2018 reflect the correction of an overstatement reflected in last year’s proxy statement due to the use of the gross grant date fair value amounts rather than the discounted grant date fair valued amounts resulting from the mandatory one-year holding period on the shares issuable upon vesting of the RSU awards.

Name	2016 LTIP Payout ($)	2019 LTI Award ($)	Total ($)
Dale Francescon	3,000,007	1,991,205	4,991,212
Robert J. Francescon	3,000,007	1,991,205	4,991,212
David L. Messenger	1,124,991	1,137,828	2,262,819

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Name	2016 LTIP Payout ($)	2018 LTI Award ($)	Total ($)
Dale Francescon	2,000,007	2,014,306	4,014,313
Robert J. Francescon	2,000,007	2,014,306	4,014,313
David L. Messenger	749,995	1,151,016	1,901,011

(3)	The Stock Awards and Total numbers for 2018 reflect the correction of an overstatement reflected in last year’s proxy statement due to the use of the gross grant date fair value amounts rather than the discounted grant date fair valued amounts resulting from the mandatory one-year holding period on the shares issuable upon vesting of the RSU awards.

(4)	Amounts reported represent payouts under our short-term incentive plan and for each year reflect the amounts earned for that year but paid during the following year. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive—Annual Cash Bonus” for a description of our short-term incentive plan.

(5)	Amounts reported in this column for 2019 include:

Name	Company Match Contributions 401(k) ($)	Auto and Cell Phone Allowance ($)	Life Insurance Premiums ($)	Total Other Compensation ($)
Dale Francescon	12,500	30,000	30,960	73,460
Robert J. Francescon	12,500	30,000	30,525	73,025
David L. Messenger	7,066	6,000	90	13,156

Employment and Other Agreements

Co-CEO Employment Agreements

In October 2018, we entered into an amended and restated employment agreement with each of our Co-Chief Executive Officers, Dale Francescon and Robert J. Francescon, which has an initial five-year term and provides for automatic one-year extensions thereafter. These agreements contain customary confidentiality provisions as well as non-competition and non-solicitation provisions.

These agreements provide for an initial annual base salary of $850,000; an annual cash performance bonus opportunity at threshold equal to 87.5% of annual base salary, at target equal to 175% of annual base salary, and at maximum equal to 350% of annual base salary; participation in our equity incentive plans; reimbursement of up to $2,500 per month for term life insurance premiums; and a $2,500 per month automobile and cell phone allowance.

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No severance benefits are payable if we terminate the executive’s employment for cause or if he resigns voluntarily and without good reason and other than by reason of retirement. If we terminate the executive’s employment due to his disability, or his employment terminates due to his death or retirement, he or his estate will be entitled to receive (i) a pro rata amount of his annual incentive bonus for the fiscal year in which employment terminated calculated based on actual performance; (ii) a pro rata amount of the equity awards for the fiscal year or performance period in which employment terminated based on target performance, unless actual performance exceeds target based on proration of the performance goals through the last day of the calendar quarter preceding the termination date; (iii) the immediate vesting of all equity awards granted to him not then based on performance; and (iv) our payment for up to 18 months of that portion of his COBRA premiums that exceeds what he would have paid if he were an active employee. For purposes of the agreements, “retirement” means the executive’s voluntary termination of his employment, provided the executive: (a) has reached (or will reach on or after the termination date) the age of 60 along with at least 20 years of employment with us (for purposes of the agreements, each executive’s employment with us is deemed to have commenced on November 1, 2000); and (b) provides us with notice of his intent to retire at least 90 days in advance of the termination date. If we terminate the executive’s employment without cause or if he terminates his employment for good reason, he will be entitled to (i) a lump sum cash severance payment equal to two times his annual base salary; (ii) a lump sum cash payment equal to the greater of either two times his average annual bonus for the three preceding fiscal years or two times his potential target bonus for the year in which the termination date occurs; (iii) the immediate vesting of all equity awards, including grants for the year of termination based on target performance, and for other performance-based equity awards, determined at the greater of target or actual performance achieved against a proration of the original performance goals through the last day of the calendar quarter preceding the termination date; and (iv) our payment for up to 18 months of that portion of his COBRA premiums that exceeds the amount he would have paid as an active employee. If we terminate the executive’s employment without cause or if he terminates his employment for good reason, within six months preceding or within 24 months following a “change in control” (as defined in the agreements), in addition to the other payments described above (but in lieu of the payment in clauses (i) and (ii) above), the executive will receive a lump sum cash severance payment equal to three times his base salary and a lump sum cash payment equal to the greater of: (A) three times his potential target bonus for the year in which the termination date occurs; or (B) three times his average annual bonus for the three completed fiscal years immediately preceding the termination date. To the extent that any change in control payment or benefit would be subject to the “golden parachute” excise tax under Code Section 4999, the payments will be reduced to an amount that will not subject the executive to the excise tax if the reduction results in him receiving a greater amount on a net after tax basis than would be received if he received the payment and benefits and paid the excise tax. The severance payments and benefits provided for above are conditioned upon our receipt of a release of claims from the executive.

CFO Employment Agreement

In November 2017, we entered into an employment agreement with our CFO, David L. Messenger. This agreement has an initial term of three years and provides for automatic one-year extensions thereafter. Mr. Messenger’s agreement contains customary confidentiality provisions as well as non-competition and non-solicitation provisions.

This agreement provides for an initial annual base salary of $475,000 (which was subsequently raised to $550,000 in 2018); an annual cash performance bonus opportunity at threshold equal to 50% of annual base salary, at target equal to 100% of annual base salary, and at maximum equal to 200% of annual base salary; participation in our equity incentive plans; and a $500 per month automobile and cell phone allowance.

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No severance benefits are payable if we terminate Mr. Messenger’s employment for cause or if he resigns voluntarily and without good reason. In addition, any outstanding equity awards granted to him will be paid in accordance with their terms. If we terminate Mr. Messenger’s employment due to his disability or if his employment terminates due to his death, he or his estate will be entitled to receive (i) the prorated amount of the annual incentive bonus for the fiscal year his employment terminated based on actual performance for that year, provided he was employed for at least 50% of the year; (ii) the prorated amount of the equity awards he would have received for the fiscal year his employment terminated, calculated based on target performance, provided he was employed for at least 50% of the performance period; (iii) the immediate vesting of all unvested equity awards granted to him that vest based on the passage of time; and (iv) our payment for up to 18 months of that portion of the executive’s COBRA premiums that exceeds what he would have paid as an active employee. If we terminate Mr. Messenger’s employment without cause or if he terminates his employment for good reason, he will be entitled to (i) a cash severance payment equal to his annual base salary payable as salary continuation over 12 months; (ii) the prorated amount of his annual incentive bonus for the fiscal year his employment terminated calculated based on actual performance; (iii) the prorated amount of the equity awards for the fiscal year his employment terminated, based on target; (iv) the immediate vesting of all equity awards granted to him that vest based on the passage of time; and (v) our payment for up to 18 months of that portion of his COBRA premiums that exceeds what he would have paid if he were an active employee. If we terminate Mr. Messenger’s employment without cause or if he terminates his employment for good reason within 24 months following a “change in control” (as defined in the agreement), in addition to the other payments described above (but in lieu of the cash severance and prorated annual bonus payments), Mr. Messenger will receive an amount equal to two times his annual base salary plus two times the greater of his target annual bonus for the year in which termination occurs or the average of his annual bonuses paid to him for the three completed fiscal years immediately preceding the termination date. To the extent that any change in control payment or benefit would be subject to the “golden parachute” excise tax under Code Section 4999, the payments will be reduced to an amount that will not subject him to the excise tax if the reduction results in him receiving a greater amount on a net after tax basis than would be received if he received the payment and benefits and paid the excise tax. The severance payments and benefits provided for above are conditioned upon our receipt of a release of claims from Mr. Messenger.

Other Agreements

In January 2018, we entered into aircraft time sharing agreements with Dale Francescon, Robert J. Francescon, and David L. Messenger, which govern their personal use of the Company’s aircraft during their employment and their reimbursement of the Company for the costs of any such use. The lease rate payable by the executives thereunder equals the aggregate incremental per hour cost of each flight, as such cost is described in the agreements. Use of the aircraft by the executives is subject to prior approval of the Co-Chief Executive Officers, and is at all times subordinate to use by the Company. Each of the agreements has an initial term of one year and provides for automatic one-year extensions thereafter, unless (i) either party provides the other with at least 30 days’ prior written notice of non-renewal, or (ii) the agreement is terminated on shorter notice as provided therein.

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GRANTS OF PLAN-BASED AWARDS DURING 2019

The table below provides information concerning grants of plan-based awards to each of our NEOs during the year ended December 31, 2019. Non-equity incentive plan awards were granted under our annual cash bonus plan, the material terms of which are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive-Annual Cash Bonus.” Stock awards in the form of RSU and PSU awards were granted under our stockholder-approved plan, the Century Communities, Inc. 2017 Omnibus Incentive Plan. The material terms of these awards are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives” and in the notes to the table below.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock	Grant
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units(3) (#)	Date Fair Value Stock and Option Awards(4) ($)
Dale Francescon
Cash award	—	743,750	1,487,500	2,975,000
RSU award	02/06/19							126,636	3,000,007
RSU award	03/12/19							34,869	839,994
PSU award	03/12/19				26,152	52,304	130,760		1,151,211
Robert J. Francescon
Cash award	—	743,750	1,487,500	2,975,000
RSU award	02/06/19							126,636	3,000,007
RSU award	03/12/19							34,869	839,994
PSU award	03/12/19				26,152	52,304	130,760		1,151,211
David L. Messenger
Cash award	—	275,000	550,000	1,100,000
RSU award	02/06/19							47,488	1,124,991
RSU award	03/12/19							19,925	479,993
PSU award	03/12/19				14,944	29,888	59,776		657,835

(1)	Amounts reported represent potential future payouts under our short-term incentive plan. Actual payouts under this plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Amounts reported represent the range of PSU award payouts for the 2019 to 2021 performance period. The range includes an “above target” payout which would result in the following payouts: Dale Francescon (104,608); Robert J. Francescon (104,608); and David L. Messenger (44,832). The shares of our common stock issued upon vesting of the PSU awards are subject to a mandatory one-year holding period. Information regarding the PSU awards is set forth under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives.”

(3)	Amounts reported represent RSU awards. The RSU awards granted on February 6, 2019 were payouts under our prior LTI program upon the achievement of a performance metric that was established in March 2016 and will vest and become issuable on the one-year anniversary of the grant date, subject to the executive’s continued employment with us. The RSU awards granted on March 12, 2019 are part of our 2019 LTI program and will vest and become issuable in equal installments on the first, second, and third year anniversaries of the grant date, subject to the executive’s continued employment with us.

(4)	Amounts reported represent the grant date fair value of the RSU and PSU awards granted to our NEOs, computed in accordance with FASB ASC Topic 718, based on the closing price of our common stock on the grant dates of February 6, 2019 ($23.69), and March 12, 2019 ($24.09), as reported by the NYSE, and assuming target levels of performance for the PSU awards. The RSU and PSU awards will vest upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity.

As previously discussed, the use of PSU awards led to a change in the accounting for our LTI program, resulting in a substantial increase in reported equity-based compensation for our NEOs in 2019 and 2018 compared to 2017, even though the NEOs’ actual year-over-year compensation did not materially increase.

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Outstanding Equity Awards as of December 31, 2019

The following table sets forth information with respect to all outstanding, unvested RSU awards and PSU awards held by our NEOs as of December 31, 2019. No other equity awards were held by our NEOs as of December 31, 2019.

	Stock Awards as of December 31, 2019
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
Dale Francescon
RSU awards(3)	185,108	5,062,704
2019-2021 PSU award(4)			130,760	3,576,286
2018-2020 PSU award(4)			104,477	2,857,446
Robert J. Francescon
RSU awards(3)	185,108	5,062,704
2019-2021 PSU award(4)			130,760	3,576,286
2018-2020 PSU award(4)			104,477	2,857,446
David L. Messenger
RSU awards(5)	79,900	2,185,265
2019-2021 PSU award(4)			59,776	1,634,874
2018-2020 PSU award(4)			47,761	1,306,263

(1)	Amounts reported represent the value of RSU awards based on the number of shares of Century common stock underlying the RSU awards that have not vested multiplied by the closing price of our common stock on December 31, 2019 ($27.35), as reported by the NYSE.

(2)	Amounts reported represent the value of PSU awards that were in progress based on the closing price of our common stock on December 31, 2019 ($27.35), as reported by the NYSE.

(3)	Comprised of 34,869 unvested shares underlying an RSU award granted on March 12, 2019, 126,636 unvested shares underlying an RSU award granted on February 6, 2019, 18,573 unvested shares underlying an RSU award granted on April 19, 2018, and 5,030 unvested shares underlying an RSU award granted on March 17, 2017. Each of these awards vests in equal installments on the first, second, and third year anniversaries of the respective grant dates, subject to the executive’s continued employment with us, except the RSU award granted on February 6, 2019 vests one year from the anniversary of the grant date. The RSU awards will vest upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity.

(4)	The 2019 to 2021 PSU awards will vest, if at all, solely based on the accomplishment of the performance goal established for the three-year performance period, which will end on December 31, 2021. The 2018 to 2020 PSU awards will vest, if at all, solely based on the accomplishment of the performance goal established for the three-year performance period, which will end on December 31, 2020. In addition, the PSU awards will vest upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity. Once vested, the shares issued will be subject to a one-year mandatory holding period. Amounts reported represent the number of PSU awards that were in progress based on actual levels of performance through 2019 and maximum levels of performance thereafter.

(5)	Comprised of 19,925 unvested shares underlying an RSU award granted on March 12, 2019, 47,488 unvested shares underlying an RSU award granted on February 6, 2019, 10,613 unvested shares underlying an RSU award granted on April 19, 2018, and 1,874 unvested shares underlying an RSU award granted on March 17, 2017. Each of these awards vests in equal installments on the first, second, and third year anniversaries of the respective grant dates, subject to the executive’s continued employment with us, except the RSU award granted on February 6, 2019 vests one year from the anniversary of the grant date. The RSU awards will vest upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity.

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Option Exercises and Stock Vested During 2019

The table below provides information regarding stock awards (in the form of RSU awards) that vested for each of our NEOs during the year ended December 31, 2019. No PSU awards held by our NEOs vested and no option awards were exercised or outstanding during the year ended December 31, 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Dale Francescon
RSU awards	132,819	3,138,809
Robert J. Francescon
RSU awards	132,819	3,138,809
David L. Messenger
RSU awards	51,765	1,226,561

(1)	The number of shares acquired upon vesting reflects the gross number of shares acquired or becoming non-forfeitable absent netting of any shares surrendered or sold to satisfy tax withholding requirements.

(2)	The value realized on vesting represents the gross number of shares acquired or that became non-forfeitable multiplied by the closing sale price of our common stock on the vesting date or the last trading day immediately prior to or after the vesting date if the vesting date was not a trading day, as reported by the NYSE, depending upon the plan under which the award was granted.

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POTENTIAL pOST-tERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Agreements

As previously described, the employment agreements with each of our NEOs contains severance provisions, including in connection with a change in control, intended to induce these executives to continue employment with our Company and to retain them and provide consideration to them for certain restrictive covenants that apply following a termination of employment. The receipt of any severance by these executives is conditioned upon his execution of a release of claims. These employment agreements are described under “Executive Compensation—Employment and Other Agreements.”

Other Change in Control Arrangements

The Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan under which awards have been granted to our NEOs contains “change in control” provisions. Under the plan, without limiting the authority of the Compensation Committee to adjust awards, if a “change in control” of Century (as defined in the plan) occurs, then, unless otherwise provided in the award or other agreement, if an award is continued, assumed, or substituted by the successor entity, the award will not vest or lapse solely as a result of the change of control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed, or substituted and will continue to vest or lapse pursuant to such terms. If the award is continued, assumed, or substituted by the successor entity and within two years following the change in control the executive is either terminated by the successor entity without “cause” or, if the executive is an executive officer of Century, resigns for “good reason,” each as defined in the plan, or if outstanding awards that are not continued, assumed, or substituted with equivalent awards by the successor entity in connection with the change in control, then:

●	all restrictions imposed on restricted stock, RSU awards, or deferred units that are not performance-based held by such participant will lapse;

●	all vested and earned awards that are performance-based held by such participant for which the performance period has been completed as of the date of such termination, resignation, or change in control, as applicable, but have not yet been paid, will be paid in cash or shares and at such time as provided in the award agreement; and

●	all performance-based awards for which the performance period has not been completed as of the date of such termination, resignation or change in control, as applicable, held by such participant will immediately vest and be earned in full and paid out with respect to each performance goal based on actual performance achieved through the date of termination, resignation or change in control, as applicable, with the manner of payment to be made in cash or shares, as provided in the award agreement, within 30 days following the date of termination, resignation, or change in control, as applicable, and provided that if payment in the change in control transaction is made in shares, the Compensation Committee may in its discretion provide the holder the consideration provided to other similarly situated stockholders in the change in control.

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Potential Payments to Named Executive Officers

The table below shows potential payments to our NEOs, not otherwise earned, under various scenarios involving a termination of employment, including in connection with a change in control, and upon a change in control without a termination of employment, assuming a December 31, 2019 termination date. All equity awards are valued at the closing price of our common stock on as of December 31, 2019 ($27.35), as reported by the NYSE.

Name	Benefit	Termination without Cause or for Good Reason Outside a Change in Control ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)	Voluntary Termination/Retirement(1) ($)	Death or Disability ($)	Change in Control(2) ($)
Dale Francescon	Severance Pay(3)	1,700,000	2,550,000	—	—	—
	Incentive Pay(4)	4,917,120	7,375,680	—	—	—
	RSU Award Vesting	5,062,704	5,062,704	—	5,062,704	—
	PSU Award Vesting(5)	6,433,732	6,433,732	—	3,097,059	—
	LTI Award Vesting(6)	2,805,000	2,805,000	—	2,805,000	—
	Other Benefits(7)	32,629	32,629	—	32,629	—

Robert J. Francescon	Severance Pay(3)	1,700,000	2,550,000	—	—	—
	Incentive Pay(4)	4,917,120	7,375,680	—	—	—
	RSU Award Vesting	5,062,704	5,062,704	—	5,062,704	—
	PSU Award Vesting(5)	6,433,732	6,433,732	—	3,097,059	—
	LTI Award Vesting(6)	2,805,000	2,805,000	—	2,805,000	—
	Other Benefits(7)	44,659	44,659	—	44,659	—

David L. Messenger	Severance Pay(8)	550,000	1,100,000	—	—	—
	Incentive Pay(9)	—	2,001,124	—	—	—
	RSU Award Vesting	2,185,265	2,185,265	—	2,185,265	—
	PSU Award Vesting(10)	720,000	720,000	—	—	—
	LTI Award Vesting(11)	332,500	332,500	—	332,500	—
	Other Benefits(7)	40,163	40,163	—	40,163	—

(1)	While the Co-CEOs are entitled to certain benefits under their employment agreements in the event of a retirement, neither executive currently meets the definition of retirement in their agreement to be entitled to such benefits.

(2)	Assumes equity awards are continued, assumed, or substituted with equivalent awards by the successor entity. If the equity awards are not continued, assumed, or substituted with equivalent awards by the successor entity, then the RSU awards will become immediately vested and issuable, resulting in a value of $5,062,704 in the case of the Co-CEOs and $2,185,265 in the case of the CFO, and the PSU awards will automatically vest based on actual performance, resulting in a value of up to $6,433,732 in the case of the Co-CEOs and $2,941,137 in the case of the CFO.

(3)	Represents: (a) two times the executive’s base salary in the event of a termination without cause or for good reason outside a change in control; and (b) three times the executive’s base salary in the event of a termination without cause or for good reason in connection with a change in control.

(4)	Represents: (a) the greater of: (i) the sum of two times the executive’s target annual bonus for the year in which the date of termination occurs; or (ii) the sum of two times the executive’s average annual bonus for the three completed fiscal years immediately preceding the date of termination in the event of a termination without cause or for good reason outside a change in control; and (b) the greater of: (i) the sum of three times the executive’s target annual bonus for the year in which the date of termination occurs; or (ii) the sum of three times the executive’s average annual bonus for the three completed fiscal years immediately preceding the date of termination in the event of a termination without cause or for good reason in connection with a change in control. In the case of a termination due to death, disability or retirement, the executive is entitled to his prorated target or actual earned 2019 bonus, whichever is higher, and which amount ($2,975,000) is not included since it was earned as of December 31, 2019.

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(5)	Represents the value of shares of our common stock that the executive would have been entitled to receive as payout of the PSU awards for the 2018 to 2020 performance period and the 2019 to 2021 performance period. In the event of a termination without cause or for good reason outside the context of or in connection with a change in control, the value is based on the greater of (a) the number of PSU award shares at target and (b) the number of PSU award shares based on actual performance and performance goals prorated to the last day of the calendar quarter preceding the executive’s termination. In the event of a termination due to death or disability, the value is based on the greater of (a) the prorated number of PSU award shares at target and (b) the prorated number of PSU award shares based on actual performance and performance goals prorated to the last day of the calendar quarter preceding the executive’s termination.

(6)	Represents full payout of 2017-2019 LTI awards, assuming maximum with kicker performance.

(7)	Represents our portion of the applicable COBRA premium for 18 months of continued coverage under our medical benefits plan.

(8)	Represents: (a) the executive’s current base salary in the event of a termination without cause or for good reason outside a change in control; and (b) two times the executive’s annual base salary in the event of a termination without cause or for good reason in connection with a change in control.

(9)	Represents two times the higher of: the executive’s target annual bonus for the year in which the date of termination occurs or the average annual bonus paid to the executive for the three completed fiscal years immediately preceding the date of termination in the event of a termination without cause or for good reason in connection with a change in control. In the case of a termination without cause or for good reason outside a change in control or due to death or disability, the executive is entitled to his prorated actual earned 2019 bonus ($1,100,000), which amount is not included in the table since it was earned as of December 31, 2019.

(10)	Represents the value of the prorated number of shares of our common stock the executive would have been entitled to receive as payout of the PSU awards for the 2018 to 2020 performance period and the 2019 to 2021 performance period at target.

(11)	Represents full payout of 2017-2019 LTI award assuming target performance.

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CEO Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to provide the ratio of the annual total compensation of each of Dale Francescon, our Co-CEO, and Robert J. Francescon, our Co-CEO, to the median of the annual total compensation of all employees of our company (other than our Co-CEOs). This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

For 2019:

●	the annual total compensation of our Co-CEOs was $8,890,824, in the case of Dale Francescon, and $8,890,389, in the case of Robert J. Francescon;

●	the annual total compensation of the employee identified at median of our Company (other than our Co-CEOs) was $122,197;

●	based on this information, the ratio of the annual total compensation of each of our Co-CEOs to the annual total compensation of our median employee (identified in accordance with SEC rules and as described in greater detail below) was estimated to be 73:1; and

●	excluding the portion of equity-based compensation attributable to the 2016 LTI payouts ($3.0 million), the CEO pay ratio is 48:1.

To identify our median employee and to calculate the annual total compensation of our median employee and that of our co-CEOs, we used the following methodology, assumptions, and estimates:

●	Identification of Median Employee. Under SEC rules, the median employee is only required to be identified once every three years if there has been no change in our employee population or compensation arrangements or in the median employee’s circumstances that we reasonably believe would significantly affect our pay ratio disclosure. Because there were no such changes, we did not re-identify a new median employee for 2019, but rather used the same median employee from last year. To identify our median employee last year, we used the following methodology: We selected December 31, 2018 as the date to identify our employee population and “median employee.” We determined that, as of that date, our entire employee population, excluding our Co-CEOs, consisted of 1,377 total employees. In determining this population, we considered the employees of our subsidiaries and all of our employees other than our Co-CEOs, whether employed on a full-time, part-time, temporary, or seasonal basis. We did not include any contractors or other non-employee workers in our employee population. To identify the “median employee” from our employee population, we selected W-2 earnings as the most appropriate measure of compensation. To make them comparable, the W-2 earnings for newly hired permanent employees who had worked less than a year were annualized.

●	Calculation of Median Employee's Annual Total Compensation. In accordance with applicable SEC rules, we calculated 2019 annual total compensation for this median employee using the same methodology we use for our named executive officers, as set forth in our Summary Compensation Table included on page 55 of this proxy statement.

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●	Calculation of Co-CEOs’ Annual Total Compensation. With respect to the 2019 annual total compensation of our Co-CEOs, we used the amount set forth in the “Total” column of our Summary Compensation Table included on page 55 of this proxy statement.

COMPENSATION Risk Assessment

As a result of our annual assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our employees, including our NEOs, to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our company. As part of our assessment, we noted in particular the following:

●	annual base salaries for employees are not subject to performance risk and, for most non-executive employees, constitute the largest part of their total compensation;

●	performance-based, or at risk, compensation awarded to our employees, which for our higher-level employees constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation and utilizes several different performance measures and goals that are drivers of long-term success for our Company and stockholders and has appropriate maximums; and

●	a significant portion of performance-based compensation is in the form of long-term equity incentives, which do not encourage unnecessary or excessive risk because they generally have a three-year performance period or vest over a three-year period of time, thereby focusing our employees on our long-term interests.

As a matter of best practice, we will continue to monitor our compensation policies, practices, and programs to ensure that they continue to align the interests of our employees, including in particular our executive officers, with those of our long-term stockholders while avoiding unnecessary or excessive risk.

ANTI-HEDGING and PLEDGING POLICY

Century considers it improper and inappropriate for those employed by or associated with the Company to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, trading in our securities is subject to the following additional guidance for all officers and directors and those employees or consultants with access to material non-public information (collectively referred to as insiders):

●	Short Sales. No insider may engage in “short sales” (sales of securities that are not then fully owned and paid for), “hedging,” “share lending,” or derivatives trading (e.g., puts, calls, cash settled or other swaps or synthetic securities trading) of our securities.

●	Publicly Traded Options. No insider may engage in transactions in publicly traded options, such as “puts,” “calls” and other derivative securities (to the extent applicable to the Company), on a securities exchange or in any other organized market, or enter into hedges or swaps involving our securities.

●	Short-Term Trading. Insiders who purchase our securities may not sell any of our securities of the same class for at least six months after the purchase.

●	Trading on Margin. Insiders may not hold our securities in a margin account or pledge our securities as collateral for a loan.

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●	Standing Orders. Standing orders to purchase our securities should be used only for a very limited period of time (e.g., 72 hours). A standing order placed with a broker to sell or purchase securities at a specified price leaves the Insider with no control over the timing of the transaction. A standing order transaction executed by the broker when an Insider is aware of material nonpublic information may result in unlawful insider trading.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has or had any relationship requiring disclosure under Item 404 of SEC Regulation S-K or has ever been an officer or employee of Century or any of our subsidiaries. None of our executive officers serves, or in the past has served, as a member of the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or the Compensation Committee.

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DIRECTOR COMPENSATION

OVERVIEW

Our non-employee director compensation program generally is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our stockholders. In 2019, our non-employee director compensation was comprised of equity compensation, in the form of annual RSU awards, and cash compensation, in the form of annual retainers. Each of these components is described in more detail below.

Dale Francescon and Robert J. Francescon, as employee directors, do not receive any additional compensation for their service as directors.

DIRECTOR COMPENSATION PROCESS

The Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the Compensation Committee is assisted in performing its duties by our Human Resources Department and also engages an independent external compensation consultant to provide analysis regarding non-employee director compensation.

During 2019, the Compensation Committee engaged FW Cook to review our non-employee director compensation. FW Cook’s review consisted of, among other things, analysis of board compensation trends and a competitive assessment based on a selected group of companies operating in the United States that are similarly situated to us from a revenue and market capitalization perspective. The peer group used for this analysis was the same peer group used for the executive compensation analysis. The Compensation Committee considered this data in determining whether to recommend any changes to our non-employee director compensation program. Overall, the review by FW Cook showed that our non-employee director compensation program was aligned with market trends from a design perspective and aligned with our target positioning from a compensation level standpoint, other than the annual Board retainer and the equity component. Accordingly, on May 8, 2019, the Board of Directors, upon recommendation of the Compensation Committee, approved the following changes to our non-employee director compensation program during 2019:

●	increase the annual non-employee director cash retainer from $75,000 to $80,000; and

●	increase the grant date fair value of the annual restricted stock unit awards to be granted to each non-employee director who is initially elected or re-elected by the Company’s stockholders at each annual meeting of stockholders from $120,000 to $130,000.

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Director Compensation Program

The following table sets forth our non-employee director compensation program for 2019.

2019 ($)
Board Member Retainer	80,000
Audit Committee Chair Premium	15,000
Audit Committee Member Retainer	11,000
Compensation Committee Chair Premium	12,500
Compensation Committee Member Retainer	10,000
Nominating and Corporate Governance Committee Chair Premium	10,000
Nominating and Corporate Governance Committee Member Retainer	10,000
Annual RSU Award	130,000

The annual RSU award for 2019 was granted under the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan and vests in full on the one-year anniversary of the grant date, subject to continued service on the Board. The number of shares of our common stock underlying each annual RSU award is determined by dividing the $130,000 equity value by the closing price of our common stock on the date of grant.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board and Board committee meetings.

Summary Director Compensation Table for 2019

The following table sets forth information concerning the compensation of our non-employee directors during the year ended December 31, 2019. Each of Dale Francescon and Robert J. Francescon is not compensated separately for his service as a director, and his compensation is discussed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
John P. Box	121,000	129,996	—	250,996
Keith R. Guericke	124,750	129,996	—	254,746
James M. Lippman	123,500	129,996	—	253,496

(1)	The amounts reflected represent the grant date fair value of RSU awards for 4,760 shares computed in accordance with FASB ASC Topic 718.

(2)	As of December 31, 2019, each director held unvested RSU awards for 6,044 shares.

(3)	We do not provide perquisite and other personal benefits to our non-employee directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions

Our Code of Business Conduct and Ethics outlines the principles, policies, and values that govern the activities of Century, including with respect to conflicts of interest. It is specifically required by our Code of Business Conduct and Ethics that any transaction involving a conflict of interest be approved by a vote of a majority of Century’s disinterested and independent directors. Our Chief Financial Officer is generally responsible for overseeing and monitoring compliance with respect to transactions involving conflicts of interest. On any new related party transactions, if the party involved in the transaction is a member of the Board of Directors, such member of the Board is required to recuse or abstain from involvement in the decision. In addition, the charter of our Audit Committee requires the Audit Committee to approve or ratify all related party transactions. On a quarterly basis, the Board reviews all existing related party transactions and any new transactions that are brought to the attention of either management or the Board.

Transactions with Related Persons

For the period beginning on January 1, 2019, to the date of this proxy statement, the following are our current arrangements with a related party:

Employment and Other Agreements with Named Executive Officers

We have entered into an employment agreement with each of our Co-Chief Executive Officers, Dale Francescon and Robert J. Francescon, and our Chief Financial Officer, David L. Messenger. These agreements were entered into with these individuals in connection with their capacities as officers and provide for salary, bonus, and other benefits, including the grant of equity awards, and severance upon a termination of employment under certain circumstances. In January 2018, we entered into aircraft time sharing agreements with our Co-Chief Executive Officers, Dale Francescon and Robert J. Francescon, and our Chief Financial Officer, David L. Messenger. Please see the sections above entitled “Executive Compensation—Employment and Other Agreements” for a description of these agreements.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors, Co-Chief Executive Officers, and Chief Financial Officer. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our charter and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Other Related Party Transactions

We hired James Francescon, the son of Robert J. Francescon, our Co-Chief Executive Officer, as Corporate Vice President commencing on April 30, 2019. During 2019, Mr. James Francescon received actual total annual compensation of $110,152. In addition, Mr. James Francescon purchased a Century Communities home for approximately $1.1 million at a closing held at the end of March 2019.

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STOCK OWNERSHIP

Significant Beneficial Owners

The table below sets forth information as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

Class of Securities	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Common Stock	BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	5,106,638	15.3%
Common Stock	Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	2,627,080	7.9%
Common Stock	Dale Francescon(4) 8390 East Crescent Parkway, Suite 650 Greenwood Village, CO 80111	2,227,433	6.7%
Common Stock	Robert J. Francescon(5) 8390 East Crescent Parkway, Suite 650 Greenwood Village, CO 80111	1,890,461	5.7%
Common Stock	Oaktree Value Equity Holdings, L.P., et al.(6) 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071	1,819,003	5.5%
Common Stock	The Vanguard Group, Inc.(7) 100 Vanguard Boulevard Malvern, PA 19355	1,702,841	5.1%

(1)	Percent of class is based on 33,312,442 shares of our common stock outstanding as of our record date, March 13, 2020.

(2)	Based solely on information contained in a Schedule 13G/A of BlackRock, Inc., a parent holding company, filed with the SEC on February 4, 2020, reflecting beneficial ownership as of December 31, 2019, with sole investment discretion with respect to 5,106,638 shares and sole voting authority with respect 5,026,274 shares. BlackRock, Inc. does not have shared voting or dispositive power over any of the shares.

(3)	Based solely on information contained in a Schedule 13G/A of Dimensional Fund Advisors LP, an investment adviser, filed with the SEC on February 12, 2020, reflecting beneficial ownership as of December 31, 2019, with sole investment discretion with respect to 2,627,080 shares and sole voting authority with respect 2,545,548 shares. Dimensional Fund Partners LP does not have shared voting or dispositive power over any of the shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts, collectively referred to as the Funds). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser, and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, Dimensional) may possess voting and/or investment power over the shares that are owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

(4)	Based in part on information contained in a Schedule 13G/A filed by Dale Francescon with the SEC on January 30, 2020, reflecting beneficial ownership as of December 31, 2019. Includes 383,354 shares of our common stock directly owned by Dale Francescon, 250,000 shares of common stock held by the Dale Francescon Roth IRA, and 1,579,762 shares of our common stock beneficially owned through Dale Francescon’s ownership interest in DF Century, LLC, an entity controlled by him. Also includes 14,317 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 13, 2020.

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(5)	Based in part on information contained in a Schedule 13G/A filed by Robert J. Francescon with the SEC on January 30, 2020, reflecting beneficial ownership as of December 31, 2019. Includes 133,351 shares of our common stock directly owned by Robert J. Francescon, 250,000 shares of common stock held by the Robert J. Francescon Roth IRA, and 1,492,793 shares of our common stock beneficially owned through Robert J. Francescon’s ownership interest in RJF Century, LLC, an entity controlled by him. Also includes 14,317 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 13, 2020.

(6)	Based solely on information contained in a Schedule 13G/A that was jointly filed with the SEC on February 9, 2018 by Oaktree Value Equity Holdings, L.P., Oaktree Value Equity Fund GP, L.P., Oaktree Value Equity Fund GP Ltd., Oaktree Value Equity Fund-SP, L.P., Oaktree Value Equity Fund-SP GP, L.P., Oaktree Capital Management, L.P., Oaktree Holdings, Inc., Oaktree Fund GP I, L.P., Oaktree Capital I, L.P., OCM Holdings I, LLC, Oaktree Holdings, LLC, Oaktree Capital Group, LLC, and Oaktree Capital Group Holdings GP, LLC (collectively, the Oaktree Entities) reflecting beneficial ownership as of December 31, 2019. Aggregate beneficial ownership reported by the Oaktree Entities is based on the direct ownership of 1,819,003 shares by Oaktree Value Equity Holdings, L.P. Oaktree Value Equity Holdings, L.P. beneficially owns more than 5% of the outstanding shares of our common stock.

(7)	Based solely on information contained in a Schedule 13G that was filed with the SEC on February 11, 2020 by The Vanguard Group, Inc., an investment adviser, reflecting beneficial ownership as of December 31, 2019, with sole investment discretion with respect to 1,664,766 shares, sole voting authority with respect 38,343 shares, shared investment discretion with respect to 38,075 shares and shared voting authority with respect to 2,194 shares. The Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the Vanguard Group, Inc., is the beneficial owner of 35,881 shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,656 shares as a result of its serving as investment manager of Australian investment offerings.

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Security Ownership by Management

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of March 13, 2020, by:

●	each of our directors;

●	each of the individuals named in the “Summary Compensation Table” under “Executive Compensation” beginning on page 55; and

●	all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and subject to community property laws, where applicable. The number of shares beneficially owned represents the number of shares the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the vesting of restricted stock units or the exercise of any option, warrant, or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account, or similar arrangement; or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

Class of Securities	Name of Beneficial Owner	Title/Position	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Common Stock	Dale Francescon(3)	Chairman of the Board and Co-Chief Executive Officer	2,227,433	6.7%
Common Stock	Robert J. Francescon(4)	Co-Chief Executive Officer, President, and Director	1,890,461	5.7%
Common Stock	John P. Box	Director	37,738	*
Common Stock	Keith R. Guericke	Director	24,821	*
Common Stock	James M. Lippman	Director	26,238	*
Common Stock	David L. Messenger	Chief Financial Officer and Secretary	170,848	*
Common Stock	All directors and executive officers as a group (6 persons)		4,377,539	13.1%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)	Includes for the persons listed below the following shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of, March 13, 2020:

Name	Number of Restricted Stock Units
Dale Francescon	14,317
Robert J. Francescon	14,317
John P. Box	2,871
Keith R. Guericke	2,871
James M. Lippman	2,871
David L. Messenger	7,181

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(2)	Percent of class is based on 33,312,442 shares of our common stock outstanding as of our record date, March 13, 2020.

(3)	Based in part on information contained in a Schedule 13G/A filed by Dale Francescon with the SEC on January 30, 2020, reflecting beneficial ownership as of December 31, 2019. Includes 383,354 shares of our common stock directly owned by Dale Francescon, 250,000 shares of common stock held by the Dale Francescon Roth IRA, and 1,579,762 shares of our common stock beneficially owned through Dale Francescon’s ownership interest in DF Century, LLC, an entity controlled by him. See also note (1) above.

(4)	Based in part on information contained in a Schedule 13G/A filed by Robert J. Francescon with the SEC on January 30, 2020, reflecting beneficial ownership as of December 31, 2019. Includes 133,351 shares of our common stock directly owned by Robert J. Francescon, 250,000 shares of common stock held by the Robert J. Francescon Roth IRA, and 1,492,793 shares of our common stock beneficially owned through Robert J. Francescon’s ownership interest in RJF Century, LLC, an entity controlled by him. See also note (1) above.

Stock Ownership Guidelines

We have established stock ownership guidelines that are intended to further align the interests of our directors and named executive officers with those of our stockholders. The stock ownership guidelines for our non-employee directors and named executive officers are as follows:

Position	Guideline
Non-Employee Director	5x annual cash retainer
Co-Chief Executive Officers	6x annual base salary
Other Named Executive Officers	3x annual base salary

Each director and named executive officer has five years from the date of appointment or hire or, if the ownership multiple has increased during his tenure, five years from the date established in connection with such increase to reach his stock ownership targets. Until the applicable stock ownership target is achieved, each director and Co-Chief Executive Officer subject to the guidelines is required to retain an amount equal to 100% of the net shares received as a result of the vesting of restricted stock awards or restricted stock unit awards, and other named executive officers are required to retain an amount equal to 60% of the net shares received as a result of the vesting of restricted stock awards or restricted stock unit awards. All of our directors and named executive officers are in compliance with our stock ownership guidelines.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. To our knowledge, based on the reports filed by the reporting persons and written representations from the reporting persons, Scott Dixon filed one late report on Form 4 reporting the vesting and withholding of shares received pursuant to the vesting of restricted stock.

Century Communities, Inc. – 2020 Proxy Statement	74

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below provides information about our common stock that may be issued under our equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,219,240(1)	$0.00(2)	1,742,192
Equity compensation plans not approved by security holders	—	—	—
Total	1,219,240(1)	$0.00(2)	1,743,192

(1)	Amount includes 619,623 shares of our common stock issuable upon the vesting of RSU awards granted under the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan, 21,606 shares of our common stock issuable upon the vesting of RSU awards granted under the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan, and 578,011 outstanding PSU awards under the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan, assuming a maximum level of achievement. The actual number of shares that will be issued under the PSU awards is determined by the level of achievement of a performance goal.

(2)	RSU and PSU awards do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).

Century Communities, Inc. – 2020 Proxy Statement	75

OTHER MATTERS

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Date of 2021 Annual Meeting of Stockholders

We anticipate that our 2021 Annual Meeting of Stockholders (2021 Annual Meeting) will be held on Wednesday, May 5, 2021.

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2021 proxy statement, a proposal must be received by us no later than November 24, 2020 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Nominations and Proposals Pursuant to Our Bylaws

Under our Bylaws, a stockholder wishing to nominate a candidate for election to the Board, or propose other business for consideration, at the 2021 Annual Meeting of Stockholders is required to give written notice of such stockholder’s intention to make such a nomination or proposal to our Corporate Secretary at our principal executive offices at 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, Attention: Corporate Secretary. In order for a stockholder proposal for director nominations or other business, outside of Rule 14a-8 under the Exchange Act, to come before the 2021 Annual Meeting of Stockholders, such notice of nomination or proposal must be made in accordance with our Bylaws, which require appropriate notice to us of the nomination or proposal not less than 90 days nor more than 120 days prior to the date of such Annual Meeting of Stockholders. A notice of nomination or proposal is also required to contain specific information as required by our Bylaws. A nomination which does not comply with the requirements of our Bylaws may not be considered. The Nominating and Corporate Governance Committee will consider validly nominated director candidates and will provide its recommendations to the Board. In general, to be timely, we must receive the notice of nomination or proposal not later than the 90th day nor earlier than the 120th day prior to the date of the first anniversary of the 2020 Annual Meeting. In this regard, we must receive the notice of nomination or proposal no earlier than January 6, 2021 and no later than February 5, 2021.

COST OF SOLICITATION OF PROXIES

The Board of Directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Internet Notice or this proxy statement by mail, we will request that brokers, banks, and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Internet Notices, proxies, and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. Although we currently do not intend to hire a proxy solicitor to assist in the solicitation of proxies, we reserve the right to do so if we believe it would be in the best interests of Century and our stockholders. If we engage a proxy solicitor, we expect the fees to be approximately $5,000 plus out-of-pocket expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, telephone, facsimile, or special delivery letter.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, Attention: Investor Relations, or contact Investor Relations by telephone at (303) 268-8398. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report under “Proposal No. 2. Ratification of Appointment of Independent Registered Public Accounting Firm” will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than this proxy statement, notice, and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

COPIES OF 2019 ANNUAL REPORT

Our 2019 Annual Report, including our Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, for the year ended December 31, 2019, are available without charge upon written request to: Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, Attention: Investor Relations. Our 2019 Annual Report is also available on our website at www.centurycommunities.com.

Your vote is important. Please promptly vote your shares of Century common stock by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

David L. Messenger
Chief Financial Officer and Secretary

Greenwood Village, Colorado
March 24, 2020

Century Communities, Inc. – 2020 Proxy Statement	77

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CENTURY COMMUNITIES

CENTURY COMMUNITIES, INC.
8390 E CRESCENT PKWY STE 650
GREENWOOD VILLAGE, CO 80111

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/05/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/05/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	______________________

1. Election of Directors

Nominees

01) Dale Francescon 02) Robert J. Francescon 03) John P. Box 04) Keith R. Guericke 05) James M. Lippman

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020;	☐	☐	☐
3. To approve, on an advisory basis, our executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com

CENTURY COMMUNITIES, INC.
Annual Meeting of Stockholders
May 6, 2020 1:00 PM, Local Time
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Dale Francescon and David L. Messenger, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CENTURY COMMUNITIES, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 6, 2020, at 1:00 p.m. local time at the Hyatt Regency Denver Tech Center located at 7800 East Tufts Avenue, Denver, CO 80237, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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